UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Great Lakes Dredge & Dock Corporation

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GREAT LAKES DREDGE & DOCK CORPORATION

PROXY STATEMENT 2023

GREAT LAKES DREDGE & DOCK CORPORATION PROXY STATEMENT 2023

GLDD.COM 9811 KATY FREEWAY, SUITE 1200 HOUSTON, TX 77024 P 346-359-1010

March 24, 2023

Dear Fellow Stockholder:

Our Board of Directors joins me in extending to you a cordial invitation to attend the 2023 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation. The meeting will be held on Wednesday, May 3, 2023 beginning at 1:00 p.m. Central Time via live audio webcast. You may virtually attend the 2023 Annual Meeting of Stockholders by visiting www.virtualshareholdermeeting.com/GLDD2023 and submit your questions online during the meeting. Please refer to the accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement for detailed information on the meeting and each of the proposals to be considered and acted upon at the meeting.

In accordance with U.S. Securities and Exchange Commission rules, we have elected to deliver our proxy materials over the internet to most stockholders. This allows stockholders to receive information on a more timely basis, while reducing the environmental impact (from printing and mailing physical copies).

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

On behalf of the Board of Directors, I urge you to vote your shares by proxy as soon as possible to ensure that your vote is recorded at the 2023 Annual Meeting of Stockholders. You may vote your shares online at the 2023 Annual Meeting of Stockholders. You may also vote your shares prior to the 2023 Annual Meeting of Stockholders by telephone, over the internet or, if you have requested paper copies of our proxy materials by mail, by signing, dating and returning the proxy card in the envelope provided.

Our Board of Directors appreciates your continued support of Great Lakes Dredge & Dock Corporation.

Sincerely,

Lawrence R. Dickerson

Chairman of the Board of Directors

Notice of 2023 Annual Meeting of Stockholders

DATE & TIME Wednesday, May 3, 2023 1:00 p.m. Central Time	PLACE Virtually via live audio webcast at www.virtualshareholdermeeting.com/GLDD2023

RECORD DATE

March 8, 2023

Stockholders of record at the close of business on March 8, 2023 are entitled to notice of, and to vote at, the 2023 Annual Meeting of Stockholders (the "2023 Annual Meeting") and any adjournments or postponements thereof

Items of Business

1.
To elect as directors the two nominees named in the attached Proxy Statement to serve for three-year terms expiring at the 2026 Annual Meeting of Stockholders, and to hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal.
2.
To ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
3.
To approve, on a non-binding advisory basis, the Company’s executive compensation.
4.
To approve, on a non-binding advisory basis, the frequency of an advisory vote on executive compensation.
5.
To transact such other business as may properly come before the 2023 Annual Meeting or any postponements or adjournments of the 2023 Annual Meeting.

Admission to Meeting

Proof of share ownership will be required for admission to the 2023 Annual Meeting. See “Information About the Annual Meeting and Voting” on page 57 appearing at the end of this Proxy Statement for details.

How to Vote

Your vote is important to us. To make sure your shares are represented and voted at the 2023 Annual Meeting, we encourage you to authorize a proxy to vote your shares in one of the following ways, even if you plan to attend the virtual meeting via the internet:

BY TELEPHONE	BY INTERNET	BY MAIL
Call 1-800-690-6903 from the United States or Canada. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.	Visit www.proxyvote.com. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.	Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope.

You can attend the 2023 Annual Meeting and revoke your proxy by attending and voting at the virtual meeting www.virtualshareholdermeeting.com/GLDD2023.

We are planning a virtual Annual Meeting to be held via live audio webcast at www.virtualshareholdermeeting.com/GLDD2023. As always, you are encouraged to vote your shares prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Vivienne R. Schiffer

Corporate Secretary

Houston, Texas

March 24, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 3, 2023: THE NOTICE, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022 ARE AVAILABLE AT WWW.PROXYVOTE.COM

Executive Compensation	25

Compensation Discussion and Analysis	25

Other Compensation Practices, Policies and Related Matters	36

Compensation Committee Interlocks with Insider Participation	37

Compensation Committee Report	37

GREAT LAKES DREDGE & DOCK CORPORATION 9811 KATY FREEWAY, SUITE 1200 HOUSTON, TX 77024

Proxy Statement

2023 Annual Meeting of Stockholders Proxy Statement

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Great Lakes Dredge & Dock Corporation, a Delaware corporation, to be voted at the 2023 Annual Meeting of Stockholders, which we refer to as the “Annual Meeting,” the “2023 Annual Meeting” or the “2023 Meeting,” and any adjournment or postponement of the meeting. Throughout this Proxy Statement when the terms “Great Lakes,” the “Company,” “we,” “our,” “ours” or “us” are used, they refer to Great Lakes Dredge & Dock Corporation and its subsidiaries. We sometimes refer to our Board of Directors as the “Board.”

The meeting will be conducted via live audio webcast at www.virtualshareholdermeeting.com/GLDD2023, on Wednesday, May 3, 2023, at 1:00 p.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and as set forth in this Proxy Statement.

In order to reduce costs and our environmental impact, we are offering this Proxy Statement and accompanying materials to our stockholders electronically. On March 24, 2023, we made this Proxy Statement and form of proxy available online and mailed to our stockholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access this Proxy Statement, the form of proxy and our annual report to stockholders of record as of March 8, 2023 (the “record date”), as permitted by the U.S. Securities and Exchange Commission’s (the “SEC”) rules. We will also mail this Proxy Statement, and the materials accompanying it, to stockholders who have requested paper copies. If you would like to receive a printed copy of our proxy materials by mail, you should follow the instructions for requesting those materials included in the Notice that we mailed to you.

Important Notice: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document.)

Great Lakes Dredge & Dock Corporation	1	2023 Proxy Statement

2023 Proxy Summary

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information you should consider, and you should carefully read the entire Proxy Statement before voting.

Annual Meeting of Stockholders

•	Time and Date: 1:00 p.m. Central Time, Wednesday, May 3, 2023
•	Online: The 2023 Annual Meeting will be conducted virtually via live audio webcast at www.virtualshareholdermeeting.com/GLDD2023
•	Record Date: March 8, 2023
•

Voting: Stockholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Agenda Items and Board Recommendations

MATTER	BOARD RECOMMENDATION
1 Election of the two directors named in this Proxy Statement.	FOR
2 Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023.	FOR
3 Approval, on a non-binding advisory vote, of the compensation of the Company’s named executive officers.	FOr
4 Approval, on a non-binding advisory basis, on the frequency of an advisory vote on executive compensation.	ONE YEAR

Election of Directors

The nominees for director for a three-year term will be elected (Proposal 1) provided that they receive the affirmative vote of a plurality of shares present at the Annual Meeting and entitled to vote thereon. This means that, if a quorum is present, the two persons receiving the greatest numbers of votes at the Annual Meeting will be elected to serve as directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.

BOARD NOMINEES	AGE	TENURE	COMMITTEE MEMBERSHIPS
Elaine J. Dorward-King	65	2020	Audit; Safety, Environmental & Sustainability
Ryan J. Levenson	47	2016	Compensation; Nominating and Corporate Governance

Ratification of Independent Registered Public Accounting Firm

Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2) provided the proposal receives the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal.

Great Lakes Dredge & Dock Corporation	2	2023 Proxy Statement

Advisory Vote to Approve Compensation of Named Executive Officers

NAMED EXECUTIVE OFFICER	TITLE
Lasse J. Petterson	President and Chief Executive Officer
Scott L. Kornblau	Senior Vice President, Chief Financial Officer and Treasurer
Vivienne R. Schiffer	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
James J. Tastard	Senior Vice President, Chief Human Resources & Administrative Officer
Eleni Beyko	Senior Vice President, Offshore Wind
David E. Simonelli	Former Chief Operating Officer

The advisory resolution to approve the compensation of our named executive officers (Proposal 3) will be approved, provided the proposal receives the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

The advisory vote on whether to conduct an advisory vote on executive compensation once every one, two or three years (Proposal 4) that receives the highest number of votes will be deemed the choice of our stockholders. Abstentions and broker non-votes are not counted for purposes of determining which choice has been made. Although the outcome of this advisory vote as to the frequency of the advisory vote on executive compensation is non-binding, the Compensation Committee and our Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Corporate Governance Highlights

Commitment to Board Refreshment. Six of our eight Directors joined the Board since 2017.

Strong Independent Board. The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. The Board believes its current, refreshed leadership strikes an appropriate balance between independent directors and directors affiliated with the Company. This allows the Board to effectively represent the best interests of the Company and its stockholders.

Continually Updating Key Governance Policies. Annually, our Board reviews the charters of each of its standing committees. During 2022, our Board approved all four of its existing committee charters as promoting corporate governance best practices.

Corporate Governance Practices

Standing Board Committees Composed Solely of Independent Directors	Executive Sessions of Independent Directors at All Regularly Scheduled Board Meetings
Separation of Board Chair and Chief Executive Officer ("CEO") Roles	Annual Board and Committee Evaluations
Risk Oversight by the Board and Committees and Enhanced Internal Control Environment	Oversight of CEO Succession Planning Process
Comprehensive Code of Business Conduct & Ethics with Annual Director and Employee Certification of Compliance	Robust Foreign Corrupt Practices Act Compliance Program for Employees Supporting Foreign Operations & Purchasing

Executive Compensation Highlights

Consistent with our pay for performance philosophy, a meaningful portion of our named executive officers’ target total compensation for 2022 (i.e. the sum of annualized base salary, target short-term incentive award and target long-term incentive awards) is equity-based or “variable/at-risk,” meaning it is only earned if specific financial goals are achieved. For 2022, the percentage of at-risk compensation was 75% for our CEO and 57% in the aggregate for the other named executive officers.

Great Lakes Dredge & Dock Corporation	3	2023 Proxy Statement

Executive Compensation Practices

Our executive compensation program is designed to support our financial and strategic goals, align executive pay with stockholder value creation and discourage unnecessary and excessive risk-taking. Our Compensation Committee regularly reviews our executive compensation program to incorporate commonly viewed best practices as it deems appropriate, examples of which include:

Executive compensation is variable and linked to meeting financial and strategic goals and stock price performance	All senior executives have stock retention requirements
No tax gross-ups for excess parachute payments	The Company maintains a robust compensation recoupment (“clawback”) policy
The Compensation Committee engages an independent compensation consultant	We maintain double trigger cash severance and long-term incentive provisions in the event of a change in control
Annual incentive compensation and long-term incentive compensation are based on a variety of performance metrics	Directors, officers and all other employees are prohibited from hedging or pledging Company securities

Board of Directors

						–––––––––––––––––––––––– COMMITTEES ––––––––––––––––––––––––
NAME OF director	AGE	ELECTED	CLASS	INDEPENDENT	FINANCIAL EXPERT	AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE	SAFETY, ENVIRONMENTAL & SUSTAINABILITY
Lawrence R. Dickerson	70	2017	2025	✓
Elaine J. Dorward-King *	65	2020	2023	✓
Ryan J. Levenson *	47	2016	2023	✓
Lasse J. Petterson	66	2016	2024	CEO
Kathleen M. Shanahan	64	2018	2024	✓
Earl L. Shipp	65	2021	2024	✓
Ronald R. Steger	69	2018	2025	✓	▲
D. Michael Steuert	74	2017	2025	✓

✓	= Independent	▲	= Financial Expert	= Committee Chair	= Committee Member * = Director Nominees

The above chart shows the Committee composition as of the record date.

Tenure and Age of our Board Members

AVERAGE TENURE	AVERAGE AGE

Great Lakes Dredge & Dock Corporation	4	2023 Proxy Statement

2022 Business Overview

About our Business

We completed the year with net loss of $34.1 million, adjusted EBITDA (“Adjusted EBITDA”) of $17.0 million and a net debt balance of $315.0 million. See Appendix A for a reconciliation of Adjusted EBITDA to net income (loss).

The Company’s largest domestic dredging customer is the U.S. Army Corps of Engineers (the “Corps”); the Corps oversees the majority of our critical infrastructure projects and, in this capacity, has continued to prioritize all types of dredging, including port maintenance and expansion and coastal protection projects that are necessary to avoid potential storm damage during hurricane season.

On December 29, 2022, the Corps' 2023 budget was signed into law by President Biden as part of the Omnibus Appropriations Bill. This year, the Corps will operate with another record budget of $8.8 billion. In this bill the Harbor Maintenance Fund (the "HMTF") receives $2.318 billion, which is $268 million over 2022 budget appropriations. The Omnibus Appropriations Bill included storm supplemental appropriations of $1.4 billion, much of which will be used for coastal protection projects in the Southeastern United States after recent coastal storms. In addition, with the Infrastructure Investment and Jobs Act and Build Back Better funds which will be available to it, the Corps is well funded for its 2023 fiscal year.

On December 23, 2022, President Biden signed into law the National Defense Authorization Act, which included the Water Resources Development Act 2022 ("WRDA 2022"). WDRA 2022 includes many project authorizations including a $6 billion project to deepen New York/New Jersey shipping channels, a $31 billion project to protect Texas coastal areas and other projects of interest to us, including deepenings in Long Beach Harbor and Wilmington Harbor. We expect that other important policy changes in WRDA 2022 will make it easier to get projects approved and recognize more environmental benefits in determining project viability.

During 2022, our fleet renewal continued largely on plan and on budget. Our new 6,500 cubic yard mid-size hopper dredge, the Galveston Island, which is under construction at Conrad Shipyard in Louisiana is expected to be operational mid-year 2023. Conrad Shipyard also commenced construction of the Galveston Island's sister ship, the Amelia Island, in late 2022. These two highly automated new build vessels will increase the capabilities of our hopper fleet in the coastal protection and maintenance markets and allow for the retirement of older, less efficient assets. In anticipation of the Galveston Island’s delivery, the 42 year old hopper dredge, the Terrapin Island, was retired in the fourth quarter of 2022.

Additionally, GLDD received delivery of three new 8,800 cubic yard scows in 2022, which have come into operation in our fleet. Delivery of our two new multicat support vessels was delayed until the first quarter of 2023 due to supply chain issues.

The move of the Company’s headquarters from Oakbrook Terrace, Illinois, to Houston, Texas, was substantially completed in 2021, although some support staff members remain in Oakbrook Terrace. The relocation of our headquarters moved many of our personnel closer to key regional markets, especially the Gulf Coast. To further support our strategy, our regional offices in Jacksonville, Florida and Staten Island, New York, which have been historic market centers and important Corps district locations, reflect our client-focused initiatives and growth potential, basing us closer to most of our public and private business opportunities and strengthening our efforts to attract and retain a specialized workforce.

We believe that our entry into the offshore wind renewable energy market will provide us with a growth opportunity outside our traditional dredging market. Announcements by President Biden’s Administration demonstrate its priority commitment to a sustainable renewable energy market. There is currently a need for U.S. companies to fill the demand created by not only the Administration’s commitment to renewable energy, but to its commitment to support American industry. As an example, President Biden issued a Made-in-America Executive Order, directing Federal agencies to ensure taxpayer dollars support American manufacturing, while increasing oversight and guiding a process for updating domestic preferences to fit the current realities of the American economy.

In 2021, we contracted to build the first Jones Act compliant subsea rock installation vessel for use in the U.S. offshore wind industry. This new vessel has been designed to meet the highest environmental classification, including being equipped with battery power and a shore-power connection system, and to be capable of burning biofuel, all in an effort to reduce the ship’s CO2 footprint. We believe that our innovative choice to be the first U.S. company to make a financial investment in a U.S. flagged Jones Act compliant, inclined fall-pipe vessel for subsea rock installation for wind turbine foundations to support the offshore wind industry, as well as its intentional design, demonstrates our commitment to environmental sustainability, and positions us to be a key player in these important national initiatives, while delivering our financial and sustainability obligations to all stakeholders.

Great Lakes Dredge & Dock Corporation	5	2023 Proxy Statement

Natural Capital

By making significant financial investments in more efficient new vessels, upgrading some of our existing equipment with NOX and SOX scrubbing filters, and mandating the use of environmentally acceptable lubricants, Great Lakes is doing its part to reduce emissions and minimize its environmental impact. But Great Lakes’ work has positive environmental impacts as well. While much of our work is in the nature of capital improvements which strengthens our national security and ensures the smooth and timely delivery of goods through our nation’s ports, a great deal of our work is focused on projects which not only repair the negative impacts of climate change, but are critical to minimizing those increasingly negative impacts. Our projects reestablish endangered natural habitats, rebuild environmentally significant barrier islands and restore areas eroded by both natural disasters and the effects of the ebbs and flows of tides and ordinary weather patterns. Our projects support biodiversity and ecosystems, which results in their improvement and longevity. We also employ endangered species protection devices and employ endangered species observers on many of our projects. Additionally, we support a variety of conservation groups in the communities in which we work. An overview of these community initiatives can be found in our annual Environmental, Safety, Social and Governance ("ESG") report, for which more information can be found below, under Environmental, Safety, Social and Governance.

Environmental, Safety, Social and Governance

Great Lakes strives to incorporate effective environmental, safety, social, and governance processes into everything we do. Our business is focused on ensuring that our nation’s waterways are open, our shorelines are protected and potential risks associated with storms and sea change are mitigated. While the focus of much of our work is long-term environmental protection, the Company seeks to conduct our work in a manner which demonstrates the best environmental stewardship. Our people seek and develop technical innovations so that our work can be completed efficiently and responsibly, and our ambition is to leave the areas that we touch in a better state as a result of the work that we perform. To support this philosophy, we continue to build relationships with all stakeholders, including non-government organizations and conservation groups, to focus on the protection of our marine environment.

To that end, the Company's management reports quarterly to the Safety, Environmental, and Sustainability (“SES”) Committee of the Board of Directors. On an annual basis, the SES Committee and the Company publish information about the Company’s environmental, safety, human capital management, and corporate governance activities.

Examples of the Company’s activities and commitments to environmental, safety, social and corporate governance matters include:

•	improvement to our fleet of vessels, including emissions reductions;
•	endangered species protection;
•	environmentally beneficial use of dredged material;
•	coral conservation;
•	engagement in the communities where we work;
•	our Safety Without Compromise program;
•	implementation of our Positive Project Management program; and
•	the Company's significant investment to contribute to President Biden's commitment to offshore wind energy.

The Company’s ESG report can be found on the Company's website, www.gldd.com. This report is not incorporated by reference into this Proxy Statement or considered part of this document.

Human Capital Management

A cornerstone of our ESG activities is our focus on human capital management. We seek to provide equal opportunity in identifying, recruiting, retaining, incentivizing and integrating our existing and future employees. To achieve our goal of attracting and retaining the most talented employees in the industry, we offer competitive compensation and benefits that support our employees’ physical, financial and emotional health. The principal objective of our equity incentive plan is to attract, retain and motivate selected employees and directors through the granting of stock-based compensation awards. We offer employees benefits, including a 401(k) plan with employer contributions; health, life and disability insurance; additional voluntary insurance; paid time off and parental leave; and paid counseling assistance. In keeping with our philosophy of leaving our project sites in a better condition than that in which we found them, we seek to enhance our relationships with the communities where we work. We encourage and provide opportunities for our employees to engage in a variety of community service projects, community outreach and charitable activities.

Great Lakes Dredge & Dock Corporation	6	2023 Proxy Statement

Safety

“ESG” has historically represented environmental, social and governance. Great Lakes adds an extra “S” – safety.

The nature of our business carries with it safety risks. We operate large equipment in difficult environments. We rely on trained personnel to operate our vessels twenty-four hours a day, every day of the year. Great Lakes is committed to providing a safe and healthy working environment for all employees and trade partners. In return, all of our employees are committed to Incident and Injury Free® (IIF®) safe work practices both at work and home. Employees will not be asked to perform work that is unsafe and may refuse to perform tasks if they believe that the activity or work environment is unsafe. In addition, the Company takes every opportunity to advocate for safety in our relations with other organizations. We require our trade partners to participate in the spirit and specifics of IIF® when engaged on our projects. We are committed to spreading safety consciousness within our industry and throughout the maritime community, raising the spirit of IIF® in meetings and making our safety materials freely available.

The Company has instituted a number of programs designed to make safety foremost in the minds of our employees. An example is our “Good Catch Program,” which is designed to increase team member ownership of safety. The term “Good Catch” is used when a team member recognizes or proactively addresses a potentially unsafe situation. Good Catches are collected and communicated Company-wide, which further reinforces our commitment to fostering effective safety practices throughout the Company.

In addition to reducing our environmental impact, our new build program is designed with a view toward enhanced safety. The two multifunctional all-purpose vessels we are building, will provide a safer work platform, which will assist in reducing man overboard hazards when our crews are connecting pipelines.

Our IIF® safety journey has resulted in a dramatic reduction in work related injuries over the past decade and a half, and we are very proud of the lives we have positively impacted. This success has been nurtured through a culture of taking personal responsibility for safety, care and concern for one another, and that makes our work environment one of the safest in the dredging industry. Our lower incident rates clearly reflect how many Great Lakes employees went home safely because of IIF® and the transformation it has fostered in how we operate globally.

Significantly, however, Great Lakes' commitment to safety goes far beyond our own borders. We have taken our commitment to safety to our clients, our vendors and even to our competitors, sharing our knowledge, our processes and our best practices across the industry and beyond. We take pride in our recognition as the industry leader in safety. But our primary pride is in knowing that, because of our efforts and determination, our industry as a whole has become safer for its employees and clients.

Great Lakes Dredge & Dock Corporation	7	2023 Proxy Statement

Corporate Governance

Governance Framework

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are important to driving long-term performance, and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.

Board Independence	• Seven out of eight of our directors are independent. • Our CEO is the only management director.
Board Composition
•
Currently, the Board has fixed the number of directors at eight.
•
The Board regularly assesses its performance through Board and Committee self-evaluation.
•
Three of our eight current directors are Diverse, as defined under applicable NASDAQ Marketplace Rules.

Board Committees
•
We have four standing Board Committees: Audit; Compensation; Nominating and Corporate Governance; and Safety, Environmental and Sustainability.
•
All Committees are composed entirely of independent directors.

Leadership Structure	• Our Board Chair is independent. • If our Board Chair were not independent, we would have a Lead Independent Director, elected annually by the independent Board members.
Risk Oversight
•
Our full Board is responsible for risk oversight, and the Board has designated Committees to have particular oversight of certain key risks. Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Open Communication
•
We encourage open communication and strong working relationships among the Board Chair, other directors and management.
•
Stockholders can contact our Board, Board Chair or management through our website or by regular mail addressed to the Corporate Secretary.

Stockholder Engagement	• We have an active stockholder outreach program, which encourages dialogue around executive compensation and environmental, social and governance matters.
Succession Planning	• The Board actively monitors our succession planning and management development and receives regular updates on human capital matters.
Director Stock Ownership
•
Currently, our non-employee directors are required to retain at least $400,000 of our common stock – five times the annual pre-deferral cash retainer received for service as a member of the Board.
•
Until the required retention is achieved, non-employee directors are required to hold at least 50% of the shares received as equity compensation (after taxes).

Equity and Compensation
•
The Company has stock ownership guidelines for named executive officers and senior management.
•
Directors, officers and all other employees are prohibited from engaging in hedging or pledging of Company securities.
•
Our compensation recoupment (“clawback”) policy covers both cash and equity compensation.

Great Lakes Dredge & Dock Corporation	8	2023 Proxy Statement

The Board of Directors and Its Committees

						–––––––––––––––––––––––– COMMITTEES ––––––––––––––––––––––––
NAME OF NOMINEE	AGE	ELECTED	CLASS	INDEPENDENT	FINANCIAL EXPERT	AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE	SAFETY, ENVIRONMENTAL & SUSTAINABILITY
Lawrence R. Dickerson	70	2017	2025	✓
Elaine J. Dorward-King *	65	2020	2023	✓
Ryan J. Levenson *	47	2016	2023	✓
Lasse J. Petterson	66	2016	2024	CEO
Kathleen M. Shanahan[1]	64	2018	2024	✓
Earl L. Shipp[2]	65	2021	2024	✓
Ronald R. Steger	69	2018	2025	✓	▲
D. Michael Steuert	74	2017	2025	✓

✓	= Independent	▲	= Financial Expert	= Committee Chair	= Committee Member * = Director Nominees

Only independent directors sit on our standing committees; as such, Mr. Petterson does not sit on any committees. The Committee composition set forth above is as of the record date.

1.	Ms. Shanahan served on the Compensation Committee until May 4, 2022 and was appointed to the Audit Committee on May 4, 2022.
2.	Mr. Shipp served on the Audit Committee until May 4, 2022 and was appointed to the Compensation Committee on May 4, 2022.

Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Safety, Environmental and Sustainability Committee. Each committee has a written charter that is reviewed at least annually to reflect the activities of each of the respective committees and changes in applicable law or other relevant considerations. Any changes are approved by the full Board as recommended by each individual committee. Each committee is composed entirely of directors deemed to be, in the judgment of the Board, independent in accordance with the meaning of the NASDAQ Marketplace Rules. Our Board met seven times in 2022. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2022. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting, we encourage all directors to attend. All of our directors then in office attended the Annual Meeting in 2022.

The following lists the members, number of meetings held and primary functions with respect to each committee:

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:

Lawrence R. Dickerson (Chair)

Ryan J. Levenson

Ronald R. Steger

Meetings in 2022: 4

Independence:

The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors as defined under applicable NASDAQ Marketplace Rules.

Scope

Evaluates the Board, individual Board members and the Board committees, reviews ethics policies and considers matters of corporate governance. May delegate its authority to one or more subcommittees.

Primary Functions

•
Develops and periodically reviews succession plans of the Chief Executive Officer, and screening and recommending to the Board candidate(s) qualified to become Chief Executive Officer.
•
Recommends and develops qualification standards and other criteria for selecting new directors, identifies and evaluates individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommends to the Board such individuals as nominees to the Board for its approval.
•
Oversees and develops annual evaluations of the Board and the Board committees.
•
Reviews and reassesses the adequacy of its charter, and the Company’s Code of Business Conduct and Ethics and compliance program annually and recommends changes to the Board.

Great Lakes Dredge & Dock Corporation	9	2023 Proxy Statement

AUDIT COMMITTEE

Members:

Ronald R. Steger (Chair)

Elaine J. Dorward-King

Kathleen M. Shanahan

Meetings in 2022: 8

Financial Expertise and
Independence:

The Board has determined that Mr. Steger is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and that all members of the Audit Committee satisfy all audit committee-related independence requirements imposed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has determined that all members of the Audit Committee are independent directors as defined under applicable NASDAQ Marketplace Rules.

Scope

Oversees the integrity of our financial reporting process and systems of internal controls. May delegate its authority to one or more subcommittees.

Primary Functions

•
Oversees the accounting and financial reporting processes, the audits of financial statements and systems of internal controls regarding finance, accounting and legal compliance.
•
Monitors the independence and performance of our independent auditor and monitors the performance of our internal audit function.
•
Reviews risk assessment processes, scopes and procedures, including for the examination of current and emerging risks, and assessing their adequacy.
•
Reviews management’s monitoring of the Company’s compliance with laws and the Company’s Code of Business Conduct and Ethics, as well as the Anti-Bribery and Foreign Corrupt Practices Act compliance program.
•
Appoints and/or replaces our independent auditor and approves any non-audit work performed for us by the independent auditor.
•
Provides an avenue of communication among the independent auditor, management and our Board.
•
Reviews its charter annually and recommends changes to the Board.

Report

•
The “Report of the Audit Committee” is set forth on page 24 of this Proxy Statement.

COMPENSATION COMMITTEE

Members:

D. Michael Steuert (Chair)

Ryan J. Levenson

Earl L. Shipp

Meetings in 2022: 8

Independence:

The Board has determined that all members of the Compensation Committee are independent according to the NASDAQ Marketplace Rules and compensation committee-specific requirements imposed by the Exchange Act, and each is considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act.

Scope

Reviews and approves corporate goals relating to our Chief Executive Officer’s compensation and approves total compensation for our senior executives in a manner that does not encourage excessive risk-taking. May delegate its authority to one or more subcommittees.

Primary Functions

•
Reviews and approves goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance according to these goals and objectives and determines and approves the Chief Executive Officer’s compensation level based on the Committee’s evaluation.
•
Approves total compensation for executive officers, including oversight of all executive officer benefit plans in which such executive officers participate.
•
Evaluates and recommends to the full Board appropriate compensation for our directors.
•
Oversees our general cash-based and equity-based incentive plans.
•
Retains and obtains the advice of such independent legal, accounting or other consultants or experts, including compensation consultants, as it deems necessary and reviews their independence from management.
•
Produces a Compensation Committee report on executive compensation as required by the SEC to be included in our annual report and/or Proxy Statement.
•
Reviews its charter annually and recommends changes to the Board.

Report

•
The “Report of the Compensation Committee” is set forth on page 37 of this Proxy Statement.

Great Lakes Dredge & Dock Corporation	10	2023 Proxy Statement

SAFETY, ENVIRONMENTAL AND SUSTAINABILITY COMMITTEE

Members:

Elaine J. Dorward-King (Chair)

Kathleen M. Shanahan

D. Michael Steuert

Meetings in 2022: 4

Independence:

The Board has determined that all members of the Safety, Environmental and Sustainability Committee are independent according to the NASDAQ Marketplace Rules.

Scope

Assists the Board on matters relating to the review and oversight of:

•
The Company’s compliance with safety, environmental and sustainability laws and regulations and developments at the global, national, regional and local level.
•
The Company’s response to the above-mentioned laws and regulations as part of the Company’s business strategy and operations.
•
The Company’s response to evolving public issues affecting the Company in the realm of safety, the environment and sustainability.

May delegate its authority to one or more subcommittees.

Primary Functions

•
Reviews and oversees the Company’s safety, environmental and sustainability policies, practices and actions.
•
Identifies the significant risks or exposures faced by the Company in the safety, environmental and sustainability areas and the steps taken by management to address them, including review of significant issues or incidents.
•
Reviews and oversees the Company’s safety, environmental and sustainability objectives and performance, including metrics relevant to that performance.
•
Oversees significant environmental litigation and regulatory proceedings in which the Company is, or could become, involved.
•
Identifies trends and emerging issues at the legislative, regulatory and judicial levels concerning safety, environmental and sustainability issues that affect the Company and the industry, and oversees the Company's positions and responses with respect thereto.
•
Oversees public reporting relating to the Company’s environmental, safety and sustainability performance.

Leadership Structure of the Board of Directors

The Board is led by an independent Board Chair. Pursuant to the Company’s Bylaws, the Board is permitted to either separate or combine the positions of Chief Executive Officer and Board Chair as it deems appropriate from time to time. Currently, we separate the roles of Chief Executive Officer and Board Chair in recognition of the differences between the two roles as they are currently defined. At present, the Board believes that separation of the positions of Chief Executive Officer and Board Chair improves the ability of the Board to exercise its oversight role over management, provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company and ensures a significant role for the Board’s non-management directors in the oversight and leadership of the Company.

The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. There are currently seven directors who are independent within the meaning of the NASDAQ Marketplace Rules (Dr. Dorward-King, Ms. Shanahan and Messrs. Dickerson, Levenson, Steger, Steuert and Shipp), and one director who serves as Chief Executive Officer (Mr. Petterson). The Board believes its current leadership structure strikes an appropriate balance between independent directors and directors affiliated with the Company, which allows the Board to effectively represent the best interests of the Company and its stockholders.

The position of the independent Board Chair, or the Lead Director when the Chief Executive Officer is concurrently serving as the Board Chair, is intended to provide a check and balance on the role and responsibilities of the Chief Executive Officer. The Board believes that the independent Board Chair is a strategic role that continues to add value to the Company.

INDEPENDENT BOARD CHAIR AND/OR LEAD DIRECTOR DUTIES AND RESPONSIBILITIES

• Chair meetings (including executive sessions) of the independent directors	• Advise and consult on major corporate decisions, including strategy and capital spending initiatives
• Act as principal liaison between the independent directors and our CEO	• Represent the Company at meetings with business partners, industry representatives and potential clients
• Communicate regularly with each director to be certain that every director’s views, competencies and priorities are understood	• Ensure directors and management function as a team in the best interest of all stakeholders
• Help develop Board agendas with our CEO to ensure that topics deemed important by the independent directors are included	• Advise our CEO on quality, quantity and timeliness of information supplied by management to the independent directors

Great Lakes Dredge & Dock Corporation	11	2023 Proxy Statement

Governance Documents

COMMITTEE CHARTERS

Each committee operates under a written charter, copies of which are available on our website at www.gldd.com or may be obtained by writing to our Corporate Secretary at our principal executive office.

CODE OF ETHICS

We have a written Code of Business Conduct and Ethics (the “Code”) that applies to all members of the Board and all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code is reviewed and updated on a regular basis, and the Board adopted an updated version of the Code in May 2022. All of our current salaried employees have reviewed and certified compliance with the Code. In addition, on an annual basis, all of our directors and salaried employees receive mandatory training on the Code. Senior management, as well as individuals with responsibility for foreign operations or purchasing, receive additional training on the Foreign Corrupt Practices Act and other international compliance topics.

Our Code can be found on our website at www.gldd.com. We will post on our website any amendments to or waivers of the Code for executive officers or directors, in accordance with applicable laws, regulations and listing standards. A copy also may be obtained by writing to our Corporate Secretary at our principal executive office.

The Board of Directors Role in Enterprise Risk Management

As part of our risk management process, senior management discusses and identifies major areas of risk on an ongoing basis and periodically reviews these risks with the Board. The Company’s management process is designed to enable the Board to best determine our risk management profile and oversee our risk management strategies. The Board delegated oversight of the enterprise risk management process to the Audit Committee. Our process identifies and assesses key strategic, operational, financial, culture, performance and compliance risks. The product of this process is an enterprise risk management overview that is shared annually with the Audit Committee.

In addition, management, the Audit Committee, the Compensation Committee, the SES Committee and the Board each consider, as appropriate, current and emerging risks associated with accounting and reporting, project cost estimating, human capital management, information technology, compliance and safety.

ASSESSMENT OF CYBERSECURITY RISKS

We, along with others in our industry, are susceptible to information security breaches and other cybersecurity-related incidents. We are committed to protecting the integrity and security of our systems and electronic information. Our security program includes business continuity processes, security risk assessments, security testing, monitoring and managed real time detection and response services. We regularly review our internal and external security posture, prevention mechanisms and processes, and, if we deem appropriate, we enhance and upgrade our policies and operating standards. We conduct employee security awareness training and education. We are continuing to enhance our preventive and defensive capabilities in line with globally recognized information security standards, maintaining appropriate information security risk insurance policies and implementing other measures to mitigate potential threats and losses, where possible. As part of the Audit Committee’s regular review of our enterprise risk management framework, the Audit Committee reviews our risks relating to cybersecurity and other information technology risks, controls and procedures as well as the Company’s plans to mitigate such risks. To that end, the Audit Committee engages regularly with the Chief Financial Officer, Information Technology management and Internal Audit to understand the internal and external cybersecurity threats to the Company’s information and technology systems.

ASSESSMENT OF ENTERPRISE RISKS

The Audit Committee monitors and oversees the Company’s enterprise risk management processes. The Company’s enterprise risk management department engages various levels of operations and our senior and executive management teams in identifying enterprise risks which the Company faces, or may face in the future, to identify, assess, and prioritize the Company’s most significant risks. Reports are given by the Company’s Director of Internal Audit to the Audit Committee quarterly.

ASSESSMENT OF HUMAN CAPITAL MANAGEMENT AND ENVIRONMENTAL RISKS

The Board, the Compensation Committee and the SES Committee share oversight of risks related to Human Capital Management. Each of these regularly receives written and oral reports from, and interacts with, members of our executive management concerning aspects of human capital management.

The Board established the SES Committee in 2020 specifically to focus on the areas of safety, environmental and sustainability, and chose as its chair Dr. Dorward-King, who has experience in and a professional focus on safety, the environment and sustainability. The SES Committee receives regular reports from senior and executive management on the Company’s health and safety statistics, environmental matters, regulatory changes affecting the Company’s operations, and endangered species reports. Additionally, the SES Committee takes an active role in overseeing the Company’s ESG activities, goals and reporting.

ASSESSMENT OF RISKS IN OUR EXECUTIVE COMPENSATION PROGRAM

We do not believe risks arising from our executive and broad-based compensation policies and practices are reasonably likely to have a material adverse effect on the Company or our business, nor do we believe that the executive compensation program encourages unnecessary or excessive risk-taking.

Great Lakes Dredge & Dock Corporation	12	2023 Proxy Statement

The Compensation Committee reviews and approves corporate goals relating to our CEO’s compensation and approves total compensation for our senior executives. In addition, as part of our risk management process, senior management periodically identifies and discusses major areas of risk with the Board. As part of its regular reports to the Board, the Compensation Committee discusses the potential for unnecessary or excessive risk-taking. For more detail on the process by which executive compensation is set, see “Compensation Philosophy and Objectives,” page 26.

Specifically, the Board and the Compensation Committee control risks arising from executive compensation policies and practices in part by controlling the mix of cash and long-term equity incentives. Executives’ base salaries are fixed in amount. Annual incentives are capped for all named executive officers at 200% of target and annual incentives for all of our named executive officers are tied to overall corporate performance and/or individual objectives. The compensation provided to the executive officers in the form of long-term equity awards helps further align executives’ interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price and operating performance and because awards are staggered and subject to long-term vesting schedules and overall payout caps. We believe that our long-term equity awards in combination with our stock ownership requirements help ensure that executives have significant value tied to long-term stock price performance and therefore are cognizant of how short-term decisions impact the long-term health of the organization.

More specifically, the Compensation Committee retains subjective discretion in some instances to adjust short-term incentive formulas, which allows the Compensation Committee to review the results from the fiscal year and determine whether, despite achievement of financial goals, the intents and purposes of the short-term incentive program, the Executive Leadership Annual Incentive Program, were met. In doing so, the Compensation Committee may consider whether activities taken during that fiscal year comport with the Company’s strategic plan and align management objectives with stockholder interests. As a result, the incentive may be adjusted on an individual basis, independent of achievement of formulaic targets.

Finally, the Company has a recoupment ("clawback") policy, which requires certain compensation to be repaid to the Company if awarded as a result of misstated earnings. The Board continues to monitor the recoupment policy and will re-evaluate and, if necessary revise, the recoupment policy to align with governance best practices and applicable laws, including the final NASDAQ listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Selection of Nominees for Board of Directors

NOMINATING AND CORPORATE GOVERNANCE NOMINATION PROCESS

The Nominating and Corporate Governance Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our Annual Meeting. The Nominating and Corporate Governance Committee does not set specific minimum qualifications for director positions. In evaluating potential director candidates, including incumbent directors, the Nominating and Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board.

In addition, whenever a new seat or a vacated seat on the Board is being filled, candidates who appear to best fit our needs are identified, and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee are then recommended to the Board. After the Board approves a candidate, the Chair of the Nominating and Corporate Governance Committee extends an invitation to the candidate to join the Board.

When evaluating director candidates and considering incumbent directors for re-nomination to the Board, the Nominating and Corporate Governance Committee considers a variety of factors. Among the factors considered by the Nominating and Corporate Governance Committee are the following:

•	the nominee’s independence;
•	the nominee’s ability to read and understand corporate financial statements;
•	the nominee’s relevant professional skills and depth of business experience, including industry knowledge;

•	the nominee’s character, judgment and personal and professional integrity;
•	the nominee’s qualifications for membership on certain committees of the Board;
•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board;
•	any potential conflicts of interest involving the nominee; and
•	the composition and diversity of our existing Board.

In identifying potential candidates for the Board, the Nominating and Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Nominating and Corporate Governance Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board. We request that any such firms retained by us include women and ethnically diverse candidates in the proposals they present to us.

Great Lakes Dredge & Dock Corporation	13	2023 Proxy Statement

RECOMMENDATION OF CANDIDATES BY STOCKHOLDERS

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for membership on the Board, provided that a complete description of such proposed nominee’s qualifications, experience and background, together with a statement signed by each proposed nominee in which he or she consents to act as such, accompanies the recommendations and provided further that any such recommendation must also be made according to the procedures, and within the same time deadlines, applicable under our Bylaws to director nominations. Such recommendations should be submitted in writing to the Corporate Secretary and should not include self-nominations. Director candidates recommended by stockholders will be evaluated using the same criteria as those applied to other director candidates.

Communicating with the Board of Directors

Stockholders and other interested parties wishing to communicate with our Board can send communications to one or more members of the Board by writing to the Board or to specific directors (including independent directors or committee chairs) or to a group of directors at the following address:

Great Lakes Dredge & Dock Corporation Board of Directors

Great Lakes Dredge & Dock Corporation

c/o Corporate Secretary

9811 Katy Freeway, Suite 1200

Houston, TX 77024

Any such communication will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the entire Board. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Great Lakes Dredge & Dock Corporation	14	2023 Proxy Statement

PROPOSAL 1:

Election of Directors

Board Composition

Our Board is currently composed of eight members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Dr. Dorward-King and Mr. Levenson are members of the class whose term expires at the 2023 Annual Meeting of Stockholders. Messrs. Petterson and Shipp and Ms. Shanahan are members of the class whose term expires at the 2024 Annual Meeting of Stockholders. Messrs. Dickerson, Steger and Steuert are members of the class whose term expires at the 2025 Annual Meeting of Stockholders.

The Board of Directors has nominated Dr. Dorward-King and Mr. Levenson for re-election at the Annual Meeting to the Board of Directors. If elected by our stockholders, such nominees will serve for three-year terms expiring at the 2026 Annual Meeting of Stockholders. Each director will hold office until his or her respective successor is elected and qualified or until his or her earlier death, disqualification, resignation or removal. Each of Dr. Dorward-King and Mr. Levenson has indicated a willingness to serve.

The persons named as proxies on the proxy card will vote the proxies received by them for the election of Dr. Dorward-King and Mr. Levenson, unless otherwise directed. In the event that a nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed proxy card may vote for a substitute nominee at their discretion as recommended by the Board.

Vote Required and Recommendation

The nominees for director will be elected for three-year terms, provided that they receive a plurality of the votes of the shares present at the meeting and entitled to vote on the election of directors. This means that, if a quorum is present, the two persons receiving the greatest number of votes at the Annual Meeting will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement, which is two.

The Board of Directors recommends a vote "FOR" the election of the following directors to the Great Lakes Board: ✓ Elaine J. Dorward-King ✓ Ryan J. Levenson

DIRECTOR QUALIFICATIONS

We believe that our director nominees, individually and together with our incumbent directors as a whole, possess the requisite experience and skills necessary to carry out their duties and to serve the best interests of the Company and its stockholders.

Board Skills & Demographics

	Dickerson	Dorward-King	Levenson	Petterson	Shanahan	Shipp	Steger	Steuert
Knowledge, Skills and Experience
Public Board Experience
Industry Experience
Engineering/Construction Experience
Prior CFO/Audit Committee Member
CEO/Similar C-Suite Experience
Financial & Capital Markets
Environmental/Sustainability Experience
Safety & Risk Management
International Experience
Cybersecurity
Demographics
Gender
Male
Female
Race/Ethnicity
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
LGBTQ+

Great Lakes Dredge & Dock Corporation	15	2023 Proxy Statement

Board Diversity Matrix

(as of March 8, 2023)

Total # of Directors: 8
Part I: Gender:	Male	Female	Non-Binary	Did Not Disclose Gender
# of Directors based on gender identity	6	2	0	0
Part II: Demographic Background - # of Directors Identifying in Any of the Categories Below:
African American or Black	1	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	5	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	Undisclosed
Did not Disclose Demographic Background	0

Great Lakes Dredge & Dock Corporation	16	2023 Proxy Statement

Director Nominees for Election at the 2023 Annual Meeting:

The following paragraphs provide information as of the record date, including a brief biography with experience and a description of certain key qualifications and skills, about each of our director nominees and incumbent directors.

Elaine J. Dorward-King Age: 65 Director Since: 2020 Independent: Yes Committees: Audit; Safety, Environmental and Sustainability (Chair)

DR. ELAINE DORWARD-KING most recently was the Executive Vice President, Sustainability and External Relations at Newmont Mining Corporation (“Newmont”) (NYSE:NEM), the world’s leading gold mining company. Dr. Dorward-King has spent the majority of her career in mining and joined Newmont in 2013. Prior to joining Newmont, Dr. Dorward-King spent 20 years with Rio Tinto, one of the world’s largest diversified producers of metals and minerals, in general management and Environmental Health and Safety leadership roles. Dr. Dorward-King has over 25 years of leadership experience in creating and implementing sustainable development, safety, health and environmental strategy as well as programs in mining, chemical and engineering consulting sectors. Currently Dr. Dorward-King serves on the Board of Directors of Kenmare Resources plc (LSE:KMR, ISE:KMR) where she chairs the Safety and Sustainability Committee and is a member of the Nominations Committee and Audit Committee; Sibanye Stillwater plc (JSE:SSW, NYSE:SBSW) where she is a member of the Social Environment and Ethics Committee and Safety and Health Committee; and NovaGold (TSX:NG, NYSE American:NG) where she chairs the Sustainability Committee and is a member of the Compensation Committee. Dr. Dorward-King holds a Bachelor’s Degree from Maryville College and received a PhD in Analytical Chemistry from Colorado State University.

KEY QUALIFICATIONS AND SKILLS:
Dr. Dorward-King has 25 years of management and leadership experience in capital-intensive industries. Dr. Dorward-King has extensive experience in risk management, health, safety and environmental programs and sustainability strategies. Dr. Dorward-King also has international operations experience.

Ryan J. Levenson Age: 47 Director Since: 2016 Independent: Yes Committees: Compensation; Nominating and Corporate Governance

RYAN J. LEVENSON currently serves as CIO and portfolio manager of Privet Fund Management LLC (“Privet”). Mr. Levenson also serves on the Board of Directors and is Chairman of the Board and Chief Executive Officer of Hardinge, Inc., a global machine tool builder acquired by an affiliate of Privet. Prior to starting Privet in 2007, he served as Vice President of Business Development at Millwork Sales International ("MSI"), a privately held building products distributor and construction services company. Prior to MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn's long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity. Mr. Levenson began his career as an analyst on the sell side in small cap research for CJS Securities. He formerly served as a member of the Board of Directors of AgJunction, Inc. (TSX: AJX), Cicero, Inc. (OTC:CICN), Frequency Electronics, Inc. (NASDAQ: FEIM), Material Sciences Corp. (NASDAQ: MASC), The Middleby Corporation (NASDAQ: MIDD), and RELM Wireless Corporation (n/k/a BK Technologies Corporation) (NYSE AMERICAN: BKTI). Mr. Levenson received a Bachelor of Arts Degree from Vanderbilt University.

KEY QUALIFICATIONS AND SKILLS:
Mr. Levenson has deep expertise in cost reduction and strategic realignment and an extensive background in private equity, investment and asset management. Mr. Levenson also has significant public board experience, including membership on various audit, compensation and corporate governance committees.

Great Lakes Dredge & Dock Corporation	17	2023 Proxy Statement

Other Directors

Lawrence R. Dickerson Board Chair Age: 70 Director Since: 2017 Independent: Yes Committees: Nominating and Corporate Governance (Chair)

LAWRENCE R. DICKERSON spent 34 years at Diamond Offshore Drilling, Inc. (NYSE:DO), a deepwater oil and gas drilling contractor, where he served as a member of the Board of Directors from 1998, and as President and Chief Executive Officer from 2008 until his retirement in 2014. Prior to his service as President and Chief Executive Officer, Mr. Dickerson served as Chief Financial Officer, during which time he helped take the company public, and as Chief Operating Officer, during which time he gained substantial operating and commercial experience. In addition to being a seasoned executive, Mr. Dickerson has significant board experience. He has been a member of the Board of Directors of Murphy Oil Corporation (NYSE:MUR), an oil and gas exploration and production company, and Oil States International (NYSE:OIS), an oilfield equipment services company, since 2014. Mr. Dickerson is chair of the Audit Committee and a member of the Nominating and Governance Committee at Murphy Oil Corporation and is chair of the Compensation Committee and a former member of the Audit Committee at Oil States International. Mr. Dickerson was Non-Executive Chairman of the Board of Directors of Hercules Offshore, Inc. (NASDAQ:HERO), an offshore drilling company, from 2015 – 2016. Mr. Dickerson received a Bachelor of Business Administration Degree from the University of Texas.

KEY QUALIFICATIONS AND SKILLS:
Mr. Dickerson has experience as a President, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer with prior service on several public boards. He served as Chair of another publicly traded company and held memberships on various Audit, Nominating and Governance and Compensation Committees. Mr. Dickerson has extensive operating and commercial experience in capital-intensive businesses in deepwater oil and offshore/gas drilling industries, as well as governmental, international, public market and large-scale vessel construction experience.

Lasse J. Petterson Chief Executive Officer Age: 66 Director Since: 2016 Independent: No

LASSE J. PETTERSON was named Chief Executive Officer of the Company in May 2017 and assumed the additional title of President in March 2020. He has served as a member of our Board since December 2016. Prior to his employment with the Company, Mr. Petterson served as a private consultant to clients in the oil and gas sector, and was Chief Operating Officer and Executive Vice President at Chicago Bridge and Iron Company N.V. (NYSE:CBI) (“CB&I”), an engineering, procurement and construction company, from 2009 – 2013. Prior to CB&I, Mr. Petterson was Chief Executive Officer of Gearbulk, Ltd., a privately held company that owns and operates one of the largest fleets of gantry craned open hatch bulk vessels in the world. He was also President and Chief Operating Officer of AMEC Inc. Americas, a subsidiary of AMEC plc (NASDAQ:AMFW), a British multinational consulting, engineering and project management company. Prior to joining AMEC, Mr. Petterson served in various executive and operational positions for Aker Maritime, Inc., the deepwater division of Aker Maritime ASA of Norway, over the course of 20 years. He spent the first nine years of his career in various positions at Norwegian Contractors, an offshore oil and gas platform contractor. Mr. Petterson is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. He received a Master of Science in Engineering, as well as a Bachelor of Science Degree, from Norwegian University of Technology.

KEY QUALIFICATIONS AND SKILLS:
For two decades, Mr. Petterson has served in various executive and operational positions, and most recently has extensive experience as Chief Executive Officer, Chief Operating Officer and President. He has particular capabilities in multinational consulting, engineering and project management; extensive engineering, procurement and construction expertise in the oil and gas sector, including offshore oil and gas platform contracting; and operational experience with maritime companies.

Great Lakes Dredge & Dock Corporation	18	2023 Proxy Statement

Kathleen M. Shanahan Age: 64 Director Since: 2018 Independent: Yes Committees: Compensation; Safety, Environmental and Sustainability

KATHLEEN M. SHANAHAN is currently Chief Executive Officer of Turtle & Hughes, Inc., a private, certified women-owned business, which services the industrial, construction, commercial, electrical contracting, export and utility markets. Ms. Shanahan joined the Board of Directors of HireQuest (NASDAQ:HQI) in 2019 and currently serves on the Audit Committee and Chair of the Nom/Governance Committee. Ms. Shanahan has served as Chair of Ground Works Solutions (previously known as URETEK Holdings, Inc.), which provides foundation lifting and soil stabilization solutions, since 2011 and previously also served as Chief Executive Officer from 2011–2016. Ms. Shanahan also previously served as the Chair and Chief Executive Officer of WRS Infrastructure & Environment, Inc. (d/b/a WRScompass), an environmental engineering and civil construction company, as a member of the Board of Directors and Audit Committee of TRC Companies, Inc. (NYSE:TRR) from 2015–2017, and as a member of the Board of Directors and Chair of the Executive Compensation Committee of WCI Communities, Inc. (NYSE:WCI) from 2004–2007. Additionally, Ms. Shanahan has held numerous positions in government and public policy, having served on the campaigns and administrations as Chief of Staff for Florida Governor Jeb Bush and for Vice President Dick Cheney; Deputy Secretary of the California Trade and Commerce Agency for California Governor Pete Wilson; special assistant to Vice President George H.W. Bush; and as staff assistant on President Ronald W. Reagan’s National Security Council. Ms. Shanahan currently serves on the boards of several private companies, including FRP, Lumia Analytics, and Alloy, formerly known as PRISM. Ms. Shanahan is a member of Women Corporate Directors and the International Women’s forum. Ms. Shanahan previously served on the board of TerraSea Environmental Solutions LLC, one of the Company’s previous joint ventures and Tampa Bay General Hospital. She received a Masters of Business Administration in Executive Business Administration from New York University’s Leonard N. Stern School of Business and a Bachelor of Arts Degree in Nutrition Biochemistry and Economics from the University of California, San Diego.

KEY QUALIFICATIONS AND SKILLS:
Ms. Shanahan has served in various executive and operational positions, and most recently has significant experience as Chair and Chief Executive Officer of a company engaged in geotechnical construction and government contracting. She has prior service on private and public boards, including membership on various Audit and Compensation Committees. Ms. Shanahan possesses extensive skills in development, leadership and management of environmental remediation, geotechnical and civil construction operations. She also has expertise in public policy and public affairs matters, involving advisory, communication, development and implementation strategies.

Earl L. Shipp Age: 65 Director Since: 2021 Independent: Yes Committees: Audit

EARL L. SHIPP spent 38 years at Dow Inc. (NYSE:DOW), formerly known as The Dow Chemical Company, a materials science leader committed to delivering innovative and sustainable solutions for customers in packaging, infrastructure and consumer care. Mr. Shipp is the former Vice President of Operations for the U.S. Gulf Cost and Vice President for Texas Operations responsible for more than a third of Dow’s global asset base, until his retirement in October 2017. Prior assignments include President of Dow’s India, Middle East, and Africa region with board level oversight of several Dow J.V. Companies, and President of Dow’s Basic Chemicals Group, with P&L responsibility for 6 global business units. Mr. Shipp has domestic and international executive and non-executive leadership experience in manufacturing, operations, large capital program conception and execution, and strategic growth. Currently, Mr. Shipp serves on the Board of Directors of National Grid PLC (NYSE:NGG; London:NG), including as Chair of the Safety & Sustainability Committee and member of the People & Governance Committee; and Olin Corporation (NYSE:OLN), including as a member of the Audit Committee. Mr. Shipp also currently serves on the advisory board of St. Luke’s Health System of Texas, a private company. Mr. Shipp holds a Bachelor’s Degree in Chemical Engineering from Wayne State University and graduated from The Consortium for Graduate Study in Management at Indiana University. Additionally, Mr. Shipp is a United States Coast Guard Licensed Captain.

KEY QUALIFICATIONS AND SKILLS:
Mr. Shipp has almost four decades of leadership, capital investment execution, and operational experience at one of the largest chemical producers in the world. He has prior service on public boards, including as Board Chair and Safety & Sustainability Committee Chair. He has held memberships on various Audit, Governance, Nominations and Remuneration Committees. Mr. Shipp has extensive experience in multinational leadership and international operations. His US Coast Guard rating makes him very acquainted with the marine environment where Great Lakes operates.

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Ronald R. Steger Age: 68 Director Since: 2018 Independent: Yes Committees: Audit (Chair); Nominating and Corporate Governance

RONALD R. STEGER previously served on the Boards of Directors of Global Eagle Entertainment Inc., where he held the position of Audit Committee Chair; International Seaways, Inc. (NYSE:INSW) from 2016 – 2017 where he held the positions of Corporate Governance Committee Chair and Risk Management Committee Chair; Overseas Shipholding Group, Inc. (NYSE:OSG) from 2014 – 2018, where he served as Audit Committee Chair, Corporate Governance Committee Chair and Risk Management Committee Chair, and Sentinel Energy Services Inc. (NASDAQ:STNL) from 2018 – 2020. Mr. Steger also served as an Advisory Board Member of ATREG, Inc. from 2014 – 2020. Mr. Steger was a Senior Technical Advisor at Effectus Group, a boutique accounting advisory firm that specializes in serving high-growth technology companies until December 22, 2022. Until December 31, 2013, Mr. Steger worked as an Audit Partner for KPMG LLP, where he served a broad array of clients in the Fortune 1000 and middle market technology, chemical, food service and semiconductor sectors. Additionally, Mr. Steger has gained significant knowledge regarding the marine services industry through his board service. Mr. Steger is a licensed Certified Public Accountant (retired status). He received a Bachelor of Science Degree from Villanova University.

KEY QUALIFICATIONS AND SKILLS:
Mr. Steger has expertise as a partner of one of the largest professional services networks in the world, with 37 years of accounting, advisory and consulting experience, including participation in Audit Committee investigations and Public Company Accounting Oversight Board (“PCAOB”) inspections. He has prior service on several public boards, including as Audit Committee Chair and Corporate Governance and Risk Assessment Committee Chair. Mr. Steger has extensive experience with acquisition, divestiture, initial public offering and private equity and debt placement transactions. He seconded with KPMG Munich for a three-year period, and has substantial knowledge regarding international debt and equity transactions.

D. Michael Steuert Age: 74 Director Since: 2017 Independent: Yes Committees: Compensation (Chair); Safety, Environmental and Sustainability

D. MICHAEL STEUERT rejoined Fluor Corporation (NYSE:FLR), one of the world’s largest publicly traded engineering, procurement, construction, maintenance and project management companies, on June 1, 2019 as Chief Financial Officer. He retired from Fluor at the end of 2020. Previously, Mr. Steuert served as Senior Vice President and Chief Financial Officer of Fluor Corporation from 2001 until his retirement in 2012. Previously, Mr. Steuert served as Senior Vice President and Chief Financial Officer of Litton Industries Inc., a defense contractor acquired by Northrop Grumman Corporation in 2001 and as Senior Vice President and Chief Financial Officer of GenCorp Inc., now Aerojet Rocketdyne, a technology-based aerospace and defense company (NASDAQ:AJRD), from 1990 – 1999. Mr. Steuert started his career at TRW Inc. In addition to his extensive executive leadership experience, Mr. Steuert has substantial board experience. He was a member of the Board of Directors of Liquefied Natural Gas Limited (ASX:LNG) from 2015 until 2020 and was a member of its Audit Committee, Compensation Committee and Chairman of its Risk Committee. He was a member of the Board of Directors of Weyerhaeuser Co. (NYSE:WY) from 2004 until 2021 and was a member and former Chairman and the financial expert of the Audit Committee. Mr. Steuert received a Master of Science Degree in Industrial Administration and a Bachelor of Science Degree in Physics from Carnegie Mellon University.

KEY QUALIFICATIONS AND SKILLS:
Mr. Steuert has comprehensive experience as a Chief Financial Officer and has prior service on public boards, including as Audit Committee Chair and financial expert and as Risk Committee Chair. He has held memberships on multiple Audit Committees as well as a Corporate Responsibility and Governance Committee. Mr. Steuert has extensive leadership expertise at one of the world’s largest publicly traded engineering, procurement, construction, maintenance and project management companies.

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2022 Director Compensation

The compensation of our directors is determined by the Compensation Committee and approved by the Board. Directors who are employees of the Company do not receive separate compensation for their Board service. The annual compensation package for our non-employee directors is designed to attract and retain highly experienced and qualified individuals to serve on the Board and promote a strong alignment of interests between the Company’s non-employee directors and its stockholders.

The Compensation Committee annually reviews the design of the annual compensation package for non-employee directors. The Company believes that the compensation of our non-employee directors fairly reflects the work and skills required for a company of our size and complexity. The compensation package was established following consultation with the Compensation Committee’s independent compensation consultant and was intended to be competitive relative to the Company’s peer group and general industry market data.

Each of our non-employee directors receives an annual retainer of $160,000, payable quarterly in arrears. The retainer is generally payable 50% in cash and 50% in grants of fully vested shares of our common stock at the end of each fiscal quarter. In addition to the annual retainer, our Board approved the annual retainers for committee service or committee chair service, as applicable, as set forth below.

ANNUAL BOARD AND COMMITTEE RETAINERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022
$100,000	Non-employee Board Chair
$160,000	All non-employee directors (including Board Chair)
$20,000	Audit Committee Chair
$5,000	Audit Committee Members
$10,000	Compensation Committee Chair
$4,000	Compensation Committee Members
$7,500	Nominating and Corporate Governance Committee Chair
$4,000	Nominating and Corporate Governance Committee Members
$10,000	Safety, Environmental and Sustainability Committee Chair
$4,000	Safety, Environmental and Sustainability Committee Members

The committee annual retainers are paid in cash to the committee members each quarter in arrears. Directors are permitted to elect to receive a greater percentage of their annual retainers in common stock rather than cash. In addition, non-employee directors are also allowed to defer their cash retainers and the equity component of their annual retainers into deferred stock units payable in shares of the Company’s common stock upon the director’s separation from the Board or such other date as selected by the director or mandated by the terms of the Great Lakes Dredge & Dock Corporation Director Deferral Plan. We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2022.

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2) ($)	TOTAL ($)
Lawrence R. Dickerson(3)	—	271,500	271,500
Elaine J. Dorward-King	76,000	102,994	178,994
Ryan J. Levenson	—	168,012	168,012
Kathleen M. Shanahan	44,000	124,014	168,014
Earl L. Shipp	85,000	80,014	165,014
Ronald R. Steger	94,500	94,505	189,005
D. Michael Steuert	91,000	86,990	177,990

1.

This column represents the cash portion of non-employee director compensation paid for 2022 service. Each of Mr. Dickerson and Mr. Levenson elected to receive 100% of his director compensation in deferred stock units.

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2.

This column represents the value of fully vested shares of our common stock granted as the equity component of the annual retainer that each director was granted for 2022 service and, for Mr. Dickerson, Mr. Levenson and Mr. Steger, shares of deferred stock units. The annual retainer grant dates occur quarterly on the last trading day of March, June, September and December, payable as four substantially equal installments and prorated for any quarter of partial service. The amounts set forth in this column represent the grant date fair value of stock awards granted during the fiscal year ended December 31, 2022 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. As of December 31, 2022, Mr. Dickerson, Mr. Levenson and Mr. Steger were the only non-employee directors with outstanding equity awards as a result of deferral elections. As of such date, Mr. Dickerson held 30,381 deferred stock units; Mr. Levenson held 93,166 deferred stock units and Mr. Steger held 10,574 deferred stock units.

3.	The stock awards column for Mr. Dickerson includes additional quarterly grants of fully vested shares of our common stock equal to $100,000 for Mr. Dickerson’s service as Board Chair.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are subject to a stock retention requirement and are required to retain common stock in the amount of five times the annual pre-deferral cash retainer received for service as a member of the Board. For 2022, that amount was $400,000 in common stock. Until the required ownership level is achieved, non-employee directors are required to hold at least 50% of the shares received as equity compensation (after taxes). All directors have either achieved the required ownership level or are in compliance with the retention requirement. This retention requirement includes both common stock and deferred stock units in the calculation of the retention requirement.

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PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm

We have appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023. During 2022, Deloitte & Touche LLP also served as our independent registered public accounting firm and, in addition, provided certain tax and other services, see “Matters Related to Independent Registered Public Accounting Firm – Professional Fees” on page 23. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

VOTE REQUIRED AND RECOMMENDATION

Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2023 provided this proposal receives the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of voting against the proposal.

Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors and the Audit Committee recommend a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Matters Related to Independent Registered Public Accounting Firm

We have appointed Deloitte & Touche LLP, referred to as “Deloitte,” to be our independent registered public accounting firm for the year ending December 31, 2023. Each year, the Audit Committee evaluates the qualifications of the Company’s independent auditors and considers: (1) the quality and efficiency of the services provided; (2) the auditor’s technical expertise, knowledge of our Company’s operations and global capabilities; (3) the auditor’s communications and interactions with the Company; (4) the auditor’s independence and objectivity; (5) whether the auditor has recently been the subject of any administrative, criminal or civil investigations or been accused of violating PCAOB policies; and (6) the auditor’s fee proposal. Stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting pursuant to “Proposal 2” on page 23 of this Proxy Statement.

PROFESSIONAL FEES

We paid the following professional fees to our independent registered public accounting firm, Deloitte and its affiliates, for the years ended December 31, 2022 and 2021:

	PAID FOR THE YEAR ENDED DECEMBER 31,
	2022 (IN THOUSANDS) ($)	2021 (IN THOUSANDS) ($)
Audit Fees(1)	1,463.6	1,355.1
Audit-Related Fees(2)	—	180.0
Tax Fees(3)	52.5	24.7
All Other Fees(4)	4.6	4.6
Total:	1,520.7	1,564.4

1.

This category includes audit fees for services related to our annual audits of our financial statements and internal controls over financial reporting, quarterly reviews of our financial statements performed in accordance with accounting standards generally accepted in the United States of America and services that are normally provided by Deloitte related to statutory or regulatory filings or engagements.

2.	This category primarily includes fees related to comfort letters issued in support of debt offerings and work related to other regulatory documents.
3.	This category primarily includes fees for tax advice, tax planning and compliance related to our international operations and other tax advice related to specific non-routine transactions.
4.	This category includes subscription fees to an online accounting research tool.

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Audit Committee Pre-Approval Policy for Independent Account Services

The Audit Committee oversees the process for and approves the selection of our registered public accounting firm’s lead engagement partner. At the Committee’s instruction, the public accounting firm will recommend candidates to be considered for the lead engagement partner role, who are then interviewed by our management. After considering recommendations made by our management, the Committee then interviews the candidates for lead engagement partner, considers the appointment and approves the selection as a committee.

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. From time to time, however, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee may also pre-approve services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. For the year ended December 31, 2023, the Audit Committee pre-approved all such audit and non-audit services, including tax services, provided by the independent registered public accounting firm.

Report of the Audit Committee

With respect to 2022, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;
•	discussed with our independent auditor, Deloitte, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•

received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with Deloitte its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2022.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Ronald R. Steger, Chair

Elaine J. Dorward-King

Kathleen M. Shanahan

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Executive Compensation

Compensation Discussion and Analysis

INTRODUCTION

Our Compensation Discussion and Analysis (“CD&A”) reviews the objectives and elements of Great Lakes’ executive compensation program, describes the related processes of our Compensation Committee (the “Committee”) and discusses the 2022 compensation earned by our named executive officers.

For fiscal 2022, our named executive officers were:

NAMED EXECUTIVE OFFICER	TITLE
Lasse J. Petterson	President and Chief Executive Officer
Scott L. Kornblau	Senior Vice President, Chief Financial Officer and Treasurer
Vivienne R. Schiffer	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
James J. Tastard	Senior Vice President, Chief Human Resources & Administrative Officer
Eleni Beyko	Senior Vice President, Offshore Wind
David E. Simonelli	Former Chief Operating Officer (through September 16, 2022)

FINANCIAL PERFORMANCE

We believe our 2022 achievements have positioned the Company for future investments and positive growth for our stockholders. Financial metrics for 2022 are:

2022 FINANCIAL REVIEW
NET LOSS		ADJUSTED EBITDA*		NET DEBT
$34.1	million	$17.0	million	$315.0	million
$83.5	MILLION DECREASE	$110.5	MILLION DECREASE	$139.5	MILLION INCREASE

*A reconciliation of Adjusted EBITDA is provided in Appendix A.

“Say-on-Pay” Advisory Vote on Executive Compensation

At the 2022 Annual Meeting of Stockholders, approximately 96% of the votes cast on the 2022 "say-on-pay" vote were in support of the Company’s executive compensation program. The Committee considered this vote during its annual examination of the executive compensation program as one of many factors in deciding the Company’s ongoing executive compensation policies and procedures, and did not make any changes to the Company’s executive compensation program in response to the 2022 “say-on-pay” vote.

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What Guides Our Program

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company’s executive compensation program is designed to attract and retain highly skilled, performance-oriented executives and closely align compensation paid to our named executive officers with our operating and financial goals. The Committee regularly discusses the general principles that form the basis of our executive compensation program. The objectives, which guided the Committee’s executive compensation decisions in 2022, are discussed below.

OBJECTIVE	KEY ELEMENTS
Align the interests of our executives with those of our stockholders.
•
Performance-based executive compensation, including annual incentives and grants of performance-based restricted stock units, which are designed to incentivize management actions that support long-term Company performance and achieve selected financial and strategic metrics;
•
Awards of time-vested restricted stock units under our long-term incentive plan, the value of which are dependent upon the growth of the Company’s stock price over a period of several years; and
•
Executive stock ownership guidelines pursuant to which executives are expected to maintain significant holdings of our stock.

Reward achievement of both annual and long-term strategic and financial performance.
•
Grants of performance-based restricted stock units, the payout of which is contingent upon our performance, as measured by certain key financial measures, over three annual performance periods;
•
Grants of restricted stock units, the value of which are dependent upon the growth of the Company’s stock price over a period of several years; and
•
Annual performance-based incentive awards, with a targeted focus on annual individual and Company-wide strategic and financial goals.

Attract, motivate and retain highly experienced employees in key executive positions.
•
A competitive total direct compensation package consisting of base salary, performance-based annual incentive awards and long-term incentive awards;
•
Employment agreements with certain of our executives, which contain severance and change in control protections; and
•
A Supplemental Savings Plan, a deferred compensation program providing a tax-advantaged method for our executives to save for retirement by deferring salary and annual incentive compensation and to receive matching and profit sharing contributions.

EMPHASIS ON PERFORMANCE

As discussed in more detail below, a primary goal of our executive compensation program is to achieve accountability for performance by linking elements of executive compensation to achievement of measurable performance objectives that reflect our strategic plan. Because a significant portion of total direct compensation is in the form of performance-based variable pay awards (annual incentive awards and long-term incentive equity awards), the aggregate total direct compensation of our executives is designed to increase when the Company’s performance exceeds, and to decrease when the Company’s performance falls short of, our strategic and financial goals. Total direct compensation for each of our executives can also increase or decrease based on individual performance.

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KEY COMPENSATION ELEMENTS

The primary elements of our compensation program for named executive officers are base salary, an annual incentive opportunity and long-term incentive awards. Each component is designed to contribute to a total executive compensation package that is competitive, performance-based and supportive of our financial and strategic goals. In determining the total compensation of the named executive officers, the Committee considers our operating and financial performance as a whole as well as each executive’s execution of the responsibilities associated with his or her respective position. The following table outlines the framework of the main elements of our executive compensation program for our named executive officers.

COMPENSATION ELEMENT	PURPOSE	KEY CHARACTERISTICS
Base Salary	Provides a pay opportunity that is designed to be competitive with companies with which we compete for talent without incurring excessive fixed costs.	Determined by responsibility, level of position, assessment of competitive pay, individual performance and other market factors.
Annual Incentives	Motivates performance by delivering rewards for achievement of Company and individual performance goals, while delivering reduced or no awards for Company or individual underperformance.	Annual cash award, with payout subject to achievement of pre-determined financial measures and other key corporate performance objectives.
Long-Term Incentives (Restricted Stock Units)	Retains key talent and creates stockholder value by aligning with long-term stock price performance.
Long-Term Incentives (Performance-Based Restricted Stock Units)

Subject to performance criteria based on adjusted earnings before interest and taxes ("Adjusted EBIT") for each of fiscal years 2022, 2023 and 2024. If earned, vests on the anniversary of the grant date after the applicable performance period.

PAY MIX

A significant portion of our named executive officers’ total direct compensation opportunity is equity-based, variable/at-risk, and/or long-term. The following charts illustrate the relative value of compensation components for our 2022 total direct compensation program (base salary, annual incentive awards and long-term incentive equity awards) as a percentage of total direct compensation. For purposes of these calculations, base salary, annual incentive awards and long-term incentive equity awards were annualized for named executive officers who departed in 2022.

BREAKDOWN OF CEO AND OTHER NAMED EXECUTIVE OFFICERS TARGET COMPENSATION OPPORTUNITY

	2022 CEO	2022 OTHER NEOS

CEO Variable/At-Risk 75%			OTHER NEOS Variable/At-Risk 56%

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GOOD COMPENSATION GOVERNANCE PRACTICES

The Committee regularly reviews our executive compensation program and incorporates commonly viewed best practices as it deems appropriate; examples of best practices that we have adopted include:

•
The majority of executive compensation is variable and linked to achieving financial and strategic goals or to the Company’s stock price performance over time
•
All senior executives have stock retention requirements
•
Annual incentive compensation and long-term incentive compensation are based on a variety of pre-established performance metrics
•
The Committee conducts a regular risk assessment of the executive compensation program
•
Target total direct compensation is designed to be competitive with our peer group and other companies with which we compete for talent
•
Committee engages an independent compensation consultant

•
There are no tax gross-ups for excess parachute payments
•
The Company maintains a compensation recoupment (i.e., “clawback”) policy
•
Directors, officers and all other employees are prohibited from hedging or pledging Company securities
•
Grant agreements for restricted stock units prohibit the payment of dividend equivalents prior to the vesting date, and none are paid with respect to restricted stock units that are forfeited
•
We maintain double trigger cash severance and long-term incentive provisions in the event of a change in control
•
Limited perquisites are provided

ROLE OF THE COMPENSATION COMMITTEE

The Committee, composed entirely of independent directors, oversees the executive compensation program for our named executive officers. As part of its annual process, the Committee works closely with executive management and its independent compensation consultant.

Generally, in the first and fourth quarters of each year, the Committee reviews our historical pay and Company and individual performance information, including our performance relative to the objectives set forth in the prior year’s incentive program. The Committee approves annual incentive awards for executive officers based on recommendations from our CEO for executive officers other than himself and on our performance. The Committee also determines the executive compensation program for the current year. As part of this process, the Committee reviews the aggregate value of the total compensation opportunities provided to each of the executive officers. Following the review, the Committee approves annual base salaries, target annual incentive compensation and long-term incentive opportunities for each executive officer. The Committee also approves the goals and performance metrics for our annual incentive compensation and the performance-based component of our long-term incentives. In the first quarter of 2022, the Committee set performance goals for the annual incentive and long-term incentive programs.

Throughout the year, the Committee discusses the philosophy for the overall executive compensation packages and decides whether changes should be made in the design of the program. As part of regular Committee meetings, Committee members generally meet in executive session, during which members of management are not present.

From time to time, the Committee considers the effect of one-time or unusual items, if any, that may impact reported financial results. To more accurately reflect the underlying operating performance of our business, the Committee reviews a limited number of potential adjustments to our reported financial results for incentive program purposes. Generally, any adjustments are intended to exclude unbudgeted one-time or unusual items and external factors that are viewed as obscuring the core operational performance of the Company or are otherwise not indicative of the Company’s normal operations, and therefore, not indicative of the underlying Company performance. Standard adjustments may be made: for accounting-related changes or changes in laws or regulations not included in our annual operating plan, such as changes related to U.S. tax reform; to exclude integration costs or make other adjustments related to unbudgeted merger and acquisition activity; and for other items not considered representative of the results of operations for the period, as approved by the Committee. When determining payouts under the annual incentive plan for 2022, the Committee made no adjustments for one-time or unusual items.

ROLE OF MANAGEMENT IN ESTABLISHING COMPENSATION

At the direction of the Committee Chair, management prepares materials for the Committee in advance of its meetings. During the annual evaluation process, the CEO evaluates the performance of our named executive officers (other than himself) and provides a recommendation to the Committee with respect to changes to base salary, annual performance incentives and long-term incentive equity awards. Our CEO provides recommendations regarding the compensation of the other named executive officers but is not involved in setting his own compensation.

ROLE OF COMPENSATION CONSULTANT

Pursuant to its charter, the Committee has the independent authority to engage the services of outside advisors and experts, including executive compensation consultants. The role of the compensation consultant is to provide independent, expert advice to the Committee on the design of the Company’s compensation program and the level of compensation paid to our senior executives. The compensation consultant reports directly to the Committee and is not utilized to perform any other services for the Company. The Committee has assessed the independence of the compensation consultant that performed services for the Committee during 2022 and concluded that the compensation consultant’s work is independent of management and does not raise any conflicts of interest. The

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Committee has the authority to hire and dismiss the compensation consultants, as well as to establish new engagements. If requested by the Committee, a representative of the compensation consultant may participate in Committee meetings.

The Committee retained Pearl Meyer to serve as the Company’s independent executive compensation consultant for the 2022 program, during which time Pearl Meyer worked with the Committee to review the executive compensation program and make recommendations for improvements to the program for 2022.

ROLE OF BENCHMARKING AND PEER COMPANIES

The Committee considers salary, annual incentive compensation and long-term incentive compensation for the named executive officers against competitive market information. For purposes of setting 2022 compensation, the peer group consisted of the following 20 companies (“Peer Group”):

Fiscal 2022 Peer Group
Ameresco, Inc.	IES Holdings, Inc.	NV5 Global, Inc.
Argan, Inc.	Infrastructure and Energy Alternatives, Inc.	Oceaneering International, Inc.
Badger Daylighting Infrastructure Solutions Ltd.	Limbach Holdings, Inc.	Orion Group Holdings, Inc.
Construction Partners, Inc.	Logistec Corporation	Sterling Construction Company, Inc.
Helix Energy Solutions Group, Inc.	Matrix Service Company	Team, Inc.
Helmerich & Payne, Inc.	Mistras Group, Inc.	Tidewater Inc.
Hill International, Inc.	MYR Group Inc.

The Committee selected this Peer Group in the fourth quarter of 2021 with the assistance of its compensation consultant, after considering U.S.-based public companies in the same and similar Global Industry Classification System Industry Group with comparable revenues, total assets and enterprise value. The compensation consultant considered companies with similar lines of business as the Company, namely asset-intensive companies that provide infrastructure and engineering services, research and consulting services, environmental and facilities services, marine ports and services, and oil and gas equipment and services, and are of similar size to the Company. The compensation consultant recommended removing Aegion Corporation as it had been acquired and SEACOR Holdings, Inc. as it had filed with the SEC to voluntarily deregister its common stock. The compensation consultant also recommended adding Oceaneering International, Inc., Helmerich & Payne, Inc. and Helix Energy Solutions Group, Inc. for 2022 executive compensation decisions as each company satisfied one or more of the selection criteria noted above. The Committee accepted the recommendations, with the changes effective for 2022 compensation decisions. Select comparative financial measures for the Peer Group are summarized below:

	PEER GROUP		GREAT LAKES
	MEDIAN ($)	75TH PERCENTILE (IN MILLIONS) ($)	COMPANY DATA ($)	PERCENTILE RANK (%)
Revenue	$714	$1,700	$743	53%
Total Assets	$699	$1,060	$958	69%
Enterprise Value	$765	$1,422	$1,097	69%

Median/Percentiles determined by Pearl Meyer using Standard & Poor’s Capital IQ Service and Peer Group company information. The financial information referenced above was derived from data as of June 30, 2021 and used by the Committee to determine the appropriateness of the Peer Group in the third quarter of 2021 for 2022 executive compensation decisions.

The Committee utilizes the Peer Group as a reference point for decisions relating to our executive compensation program involving our named executive officers. Executive compensation data from the Peer Group is aggregated by the compensation consultant and presented to the Committee in summary form. The Committee reviews the aggregated data to obtain a general understanding of current executive compensation practices utilized by our Peer Group. The Committee also utilizes the data as a market check that the Company’s pay practices are generally competitive and to fulfill the Committee’s stated goal of attracting and retaining its named executive officers. The Committee does not target specific levels of executive compensation as compared to the Peer Group.

On an annual basis, the compensation consultant provides a competitive market assessment which includes a report on the compensation of our named executive officers, relative to a market median (developed based on an analysis of the compensation elements from the Peer Group, along with executive compensation data from published compensation surveys). The Committee considers the competitive market assessment when making its final executive compensation decisions.

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2022 Executive Compensation Program in Detail

BASE SALARY

We seek to provide competitive base salaries that allow us to attract and retain executive talent without incurring excessive fixed costs. Accordingly, we consider a variety of factors such as:

•	the salaries of executives in similar positions in our Peer Group;
•	our executives’ skills, experience and knowledge;
•	the responsibilities required of the executives in their roles;
•	the importance of the position to the Company; and
•	the difficulty of replacement.

Decisions regarding individual salary levels were based upon a review of multiple criteria including market data of our Peer Group, the individual’s performance, the Company’s performance and the advice of the compensation consultant. Effective January 1, 2022, most of our named executive officers received base salary increases as part of the total annual executive compensation program and the factors detailed above.

Name	2022 Base Salary	2021 Base Salary	% Increase
Lasse J. Petterson	$785,000	$755,000	3.97%
Scott L. Kornblau	$435,000	$435,000	0.00%
Vivienne R. Schiffer	$363,120	$356,000	2.00%
James J. Tastard	$351,900	$345,000	2.00%
Eleni Beyko	$350,000	$300,000	16.67%
David E. Simonelli	$445,291	$436,560	2.00%

*Ms. Beyko received a market base salary adjustment of 8% on January 1, 2022, and a market and internal equity base salary adjustment of 8% on August 1, 2022.

**Mr. Simonelli retired on September 16, 2022 and received a prorated salary of $317,101 for his service through his retirement date.

ANNUAL INCENTIVE COMPENSATION

The Company’s annual incentive compensation program is designed to be supportive of the Company’s short-term operating objectives and to provide competitive target total annual executive compensation opportunities. In 2022, the Company granted annual incentive compensation pursuant to the Executive Leadership Annual Incentive Program, which was administered under the Company's 2021 Long Term Incentive Plan (the "2021 LTIP"). All of our named executive officers participated in the program.

The formula for calculating annual incentive compensation payouts is as follows:

Each named executive officer has quantitative and qualitative performance goals that are established annually. For 2022, the Committee set Adjusted EBITDA as the financial goal for named executive officers. The Committee established the financial target based on the Company’s budget plan for the year and set threshold and stretch goals for the Company at 80% and 120% of budget, respectively.

The Committee also set qualitative individual goals for each named executive officer other than the CEO, as described below. The qualitative goals are set at the beginning of the performance period and are designed to motivate performance with respect to other stated strategic, operational, financial and corporate objectives.

Great Lakes Dredge & Dock Corporation	30	2023 Proxy Statement

Performance for the CEO was measured based solely on the financial results of the Company as a whole. The Committee also considered, but did not assign a specific weight to, the individual qualitative goals listed below when determining whether to modify the CEO’s actual award. Performance for the other named executive officers was measured based on the financial results of the Company as a whole and on individual goals according to the weights set forth below.

NAME	FINANCIAL MEASUREMENT WEIGHT (%)	INDIVIDUAL STRATEGIC GOAL WEIGHT (%)
Lasse J. Petterson	100	0
Scott L. Kornblau	80	20
Vivienne R. Schiffer	80	20
James J. Tastard	80	20
Eleni Beyko	80	20
David E. Simonelli	80	20

The Committee retains subjective discretion to adjust payout results as it deems appropriate and in accordance with the terms of the 2021 LTIP. Under the Executive Leadership Annual Incentive Program, the Committee may modify calculated payouts from 0% - 150% based on individual performance, although individual modifications are expected to be generally +/- 10% of calculated amounts. In addition, as detailed above in "Role of the Compensation Committee," adjustments may be made to mitigate the effects of events that, unless excluded, would be inconsistent with the intent of the annual incentive compensation program. In 2022, the Compensation Committee made no adjustments to the calculation of the Company’s Adjusted EBITDA.

2022 GOAL DETAIL

Below is the summary of annual incentive compensation goals for 2022. Weighting of each goal varied based on each named executive officer’s role with the Company.

ANNUAL INCENTIVE COMPENSATION METRIC	HOW MEASURED	WHY CHOSEN?
Adjusted EBITDA*	Achievement of Adjusted EBITDA, which rewards the achievement of strategic objectives in supporting the Company’s annual and strategic plan.	Adjusted EBITDA allows us to evaluate our operational efficiency and success in generating profit from revenues.
Safety**	Achievement of improvements in Total Recordable Incident Rate and Man Overboard incidents.	Our goal is to be Incident and Injury Free®, sending our employees home safe and injury-free every day. Each member of the Company, including executives, is responsible for driving our safety culture.
People and Organization**	Continue initiatives related to talent development program, organizational analysis and structured environmental, social and governance processes.	Attracting, retaining and developing talented team members is critical to the Company’s short- and long-term success.
Business Review**	Continue cost savings, develop and execute on fleet rationalization and modernization, review business lines and secure new revolving credit facility.	Execution of objectives in alignment with the Company’s strategic plan, including continued cost savings, is the primary focus of our executive team.
Budget**	Achievement of individual operating plans.

While all executives’ performance targets are tied to Company-wide financial metrics, each individual is also measured on his or her individual operating budget to ensure efficient management of his or her department or division.

* A reconciliation of Adjusted EBITDA is provided in Appendix A.

** Component used to assess individual performance, weighted at 20% for named executive officers other than the CEO.

Great Lakes Dredge & Dock Corporation	31	2023 Proxy Statement

FINANCIAL GOAL ACHIEVEMENT FOR 2022

We were below the target financial goal for the year set by the Committee.

	ADJUSTED EBITDA VS. BUDGET (AS ADJUSTED BELOW) PERFORMANCE LEVEL	POOL FUNDING (% TARGET)
<Threshold	$123.5 MM	0
Threshold	$123.5 MM	50
Target	$154.4 MM	100
Maximum	$182.5 MM	200

Performance between threshold and target and target and maximum are linearly interpolated. The performance levels disclosed above include budgeted incentive pay (excluded for calculation of achievement of performance goals).

Actual Adjusted EBITDA was $17.0 million, which was below the threshold achievement levels and the named executive officers were not eligible for a payout for the portion of the short-term incentive plan paid based on Company performance.

INDIVIDUAL GOAL ACHIEVEMENT FOR 2022

To assess individual goals, each named executive officer submits a written self-appraisal regarding the achievement of his or her pre-established goals for the year. For the named executive officers other than the CEO, the appraisals are reviewed by the CEO. The CEO provides performance appraisals for each of the named executive officers, which are then discussed with the Committee. The self-appraisal for the CEO is discussed with the Committee for purposes of determining whether to adjust the annual incentive determined based on the financial portion of the short-term incentive plan.

The following factors were considered when assessing the performance of the named executive officers (other than the CEO):

•	Successful execution of the 2022 operating plan
•	Implementation of our new organizational structure, including regional operational centers and leadership development program
•	Introduction of our “lowest unit cost” initiative
•	Development and execution of our Offshore Wind strategy, including contract and launch of our Jones Act-compliant subsea rock installation vessel
•	Further development of our new hopper dredge build program
•	Above-target achievement of safety goals, including improvement of Total Recordable Incident Rate and Lost Time Incident Rate Reporting metrics
•	Reduction of Man Overboard (“MOB”) incidents and introduction of vessel improvements designed to lessen MOB risks
•	Continued development of our structured ESG initiatives

ACTUAL PAYOUTS FOR 2022

Based on the financial goal achievement (for all of the named executive officers) and the assessment of qualitative goals (for named executive officers other than the CEO), none of the named executive officers received an annual incentive payout for 2022.

	TARGET AWARD OPPORTUNITY*		ACTUAL AWARD		OPPORTUNITY EARNED
NAME	% SALARY	$	$		% OF TARGET
Lasse J. Petterson	100	785,000	-		0
Scott L. Kornblau	70	304,500	-		0
Vivienne R. Schiffer	55	199,716	-		0
James J. Tastard	55	193,545	-		0
Eleni Beyko	60	194,400	-		0
David E. Simonelli	70	221,971	-	**	0

*Annual incentive target market adjustment of 5% was recommended by the CEO and approved by the Compensation Committee for each of Messrs. Kornblau and Simonelli and Ms. Beyko.

**Pursuant to the terms of his retirement, Mr. Simonelli remained eligible to receive a 2022 annual incentive payout, based on actual performance and pro-rated for his service through his retirement date.

Great Lakes Dredge & Dock Corporation	32	2023 Proxy Statement

Long-Term Incentive Awards

OVERVIEW

Long-term incentives in 2022 were awarded pursuant to the 2021 LTIP. Every year, the Committee reviews the mix of types of incentives and the percentage of each type of incentive granted. In 2022, the Committee chose to grant restricted stock units with a combination of performance-based and service-based vesting conditions. The Committee believes this mix of grant types motivates key executives to drive business results against the Company’s goals, further aligns management’s interests with those of our stockholders over the long-term and retains individuals deemed critical to the Company’s future success.

The aggregate value of a named executive officer’s long-term incentive equity award is determined by the Committee in conjunction with its consideration of the 2022 competitive market assessment and is based, in part, upon the contribution that the named executive officer is expected to make to the overall growth, strategic and financial performance of the Company during the vesting period. The Committee also considers equity compensation levels of our Peer Group and the annual competitive market assessment.

2022 LONG-TERM INCENTIVE GRANTS

The Committee considers and reviews many factors in determining the appropriate mix of long-term incentive awards. These factors include the prevalence and composition of equity awards reported in the competitive market assessment, as well as the mix of awards deemed necessary to effectively incentivize management and reward the creation of value for stockholders and strong overall strategic and financial performance. Additional information regarding the long-term incentives selected by the Committee for 2022 is set forth in the following table:

TYPE	FEATURES	HOW MEASURED	WHY CHOSEN?
Performance-Based Restricted Stock Units (“PSUs”)	• Fifty percent (50%) of the regular long-term incentive grant. • Target number of PSUs is based on the stock price on the date of grant.
•
Number of PSUs that may be earned range from 0% - 200% of target based on achievement of Adjusted EBIT for 2022, 2023 and 2024 (one-year performance periods).
•
Earned PSUs for the applicable fiscal year vest on the anniversary of the grant date after the applicable performance period.

•
Align long-term compensation for named executive officers with Company performance.
•
Adjusted EBIT complements the Adjusted EBITDA metric in the annual incentive plan and reflects bottom line profitability, thereby aligning executive pay with stockholder interests.

Special Performance Based Restricted Stock Units (CEO)	• Special PSU grant award to CEO with vesting tied to offshore wind goals.
•
75,000 PSUs contingent on the successful award of the first Great Lakes Offshore Wind Contract, with these PSUs scheduled to vest 100% on the second anniversary date of the execution of the first Great Lakes Offshore Wind Contract.
•
25,000 PSUs contingent upon the execution of the second Great Lakes Offshore Wind Contract, with these PSUs scheduled to vest 100% on the second anniversary date of the execution of the second Great Lakes Offshore Wind Contract.
• Incentivize the expansion of the Company's business into the U.S. offshore wind industry. • Align long-term compensation for CEO with Company performance.
Special Performance Based Restricted Stock Units (SVP, Offshore Wind)	• Special PSU grant award to the SVP, Offshore Wind with vesting tied to offshore wind goals.
•
25,000 PSUs with vesting contingent upon:
•
50% signing of the first Contract Award for Offshore Wind.
•
50% upon signing of the second Contract Award for Offshore Wind.

•
50,000 PSUs earned with vesting contingent on:
•
50% upon the first SRI Vessel crew operations training being substantially
• Incentivize the expansion of the Company's business into the U.S. offshore wind industry. • Align long-term compensation for the SVP, Offshore Wind with Company performance.

Great Lakes Dredge & Dock Corporation	33	2023 Proxy Statement

complete by March 31, 2025. • 50% upon the first SRI Vessel being delivered to the Corporation and certified as operationally ready by March 31, 2025.
Restricted Stock Units (“RSUs”)	• Fifty percent (50%) of the regular long-term incentive grant. • Number of RSUs is based on the stock price on the date of grant.	• Time-based; vests in three equal annual installments.	• Encourage retention and align interests of management with stockholders through benefits and risks of stock.

In the first quarter of the program grant year, the Committee sets the threshold, target and maximum performance criteria for PSUs vesting in each of the three one-year performance periods in the program. The criteria are pre-determined for the full three-year performance cycle, with increasing targets for each year of the program. It is the Committee’s policy to authorize and grant equity awards as of the date of the Committee meeting at which such awards are approved by the independent directors who serve on the Committee, based upon the fair market value of our common stock as of the grant date of the award.

The PSU program is three years in length, although each performance period is one year. The Committee continues to assess the viability of setting longer performance periods. The Committee’s decision to select one-year performance periods is influenced to a large degree by the fact that a significant portion of the Company’s revenue is based on the budget of the Corps and the performance of the Corps in bringing projects to the market. The Corps’ budget is set by Congress on an annual basis, and the Company has limited visibility and assurances regarding future years. In addition, the Company has limited visibility into the ability of the Corps to bring projects to the market. Accordingly, the Committee sets the first year of the performance period based on the Company’s budget and sets increased target performance for the second and third years of the grant at the time of the award. In that way, should the Corps’ budget experience negative fluctuations in either budget or its ability to bring projects to the market, factors outside management’s control, targets for the second or third year could be impacted but the impact on the entire program is mitigated.

In 2022, special PSU incentive awards were granted to Mr. Petterson and Ms. Beyko to create a meaningful award opportunity beyond their annual grant values in order to incentivize the development of the offshore wind business. The vesting of these awards is tied to performance goals relating to the offshore wind business and have a performance period that expires in 2024 in the case of Mr. Petterson and 2025 in the case of Ms. Beyko. The goals were designed to be achievable with the successful execution of our offshore wind business plan.

The total grants and grant fair values for the long-term incentive awards granted under the 2022 program are set forth below. The Committee determined the grant size after considering market practices, individual performance and input from the Committee’s compensation consultant.

		RESTRICTED STOCK UNITS		PERFORMANCE-BASED RESTRICTED STOCK UNITS
NAME	TARGET OPPORTUNITY (AS A % OF BASE SALARY)	SHARES (#)	GRANT DATE FAIR VALUE(1) ($)	SHARES (#)	GRANT DATE FAIR VALUE(1) ($)	TOTAL LTI VALUE AT TARGET ($)
Lasse J. Petterson(2)	100	54,250	$784,998	154,250	$2,186,998	$2,971,996
Scott L. Kornblau	70	12,776	$184,869	12,776	$184,869	$369,738
Vivienne R. Schiffer	55	8,156	$118,017	8,156	$118,017	$236,034
James J. Tastard	55	7,296	$105,573	7,296	$105,573	$211,146
Eleni Beyko(3)	60	8,240	$117,190	83,240	$1,168,690	$1,285,880
David E. Simonelli	70	13,848	$200,381	13,848	$200,381	$400,762

1.	Grant date fair value is calculated in accordance with ASC Topic 718.
2.	Mr. Petterson received a special PSU grant on April 24, 2022 with respect to 100,000 shares in connection with developing the offshore wind business.
3.	Ms. Beyko received a special PSU grant on April 24, 2022 with respect to 75,000 shares in connection with developing the offshore wind business.

LONG-TERM INCENTIVE ACHIEVEMENT FOR FISCAL YEAR 2022

The Committee reviewed the Company’s performance for fiscal year 2022 for long-term incentives granted under the 2020 program, the 2021 program and the 2022 program. The table below identifies the EBIT and adjusted earnings per share ("EPS") performance criteria for the outstanding PSU grants based on fiscal year 2022 performance:

Great Lakes Dredge & Dock Corporation	34	2023 Proxy Statement

	EPS VS. BUDGET		EBIT VS. BUDGET
	PERFORMANCE LEVEL (2020 GRANT) ($)	PERFORMANCE LEVEL (2021 GRANT) ($)	PERFORMANCE LEVEL (2022 GRANT) ($)	FUNDING (% TARGET) (%)
<Threshold	0.62	0.89	< 69.0 MM	0
Threshold	0.62	0.89	69.0 MM	50
Target	0.94	1.12	98.6 MM TO 101.6 MM	100
Maximum	1.26	1.34	132.0 MM	200

The Committee determined that the minimum required threshold EPS goal for 2022 was not achieved for the 2020 or 2021 PSU grants and the minimum threshold EBIT goal for the 2022 PSU grants was not achieved and, as a result, none of the named executive officers vested in the portion of their annual PSU grants with vesting tied to 2022 performance. For consideration of Mr. Petterson's and Ms. Beyko's special grants, the Committee determined that their respective performance metrics has been partially met in 2022 upon the Company entering into its first offshore wind contract.

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Other Compensation Practices, Policies and Related Matters

STOCK OWNERSHIP AND RETENTION GUIDELINES

The Company maintains guidelines for stock ownership with respect to its named executive officers, senior executives and vice presidents. The purpose of the guidelines is to encourage our named executive officers, senior executives and vice presidents to demonstrate a commitment to the Company and its stockholders by retaining a required value of Company stock. Each participant is provided with a reasonable period of time to attain the required ownership level. The guidelines provide that each continuing named executive officer retain a number of eligible shares with a value at least equal to a multiple of the executive’s base annual salary as follows:

NAME	RETENTION REQUIREMENT
Lasse J. Petterson	5.0x salary
Scott L. Kornblau	3.0x salary
Vivienne R. Schiffer	3.0x salary
James J. Tastard	3.0x salary
Eleni Beyko	3.0x salary

All shares of common stock are eligible shares and count toward the retention requirement, with the shares of common stock valued using an average of the closing stock price over the prior month. Each named executive officer must retain 50% of net profit shares realized upon the: (i) exercise of stock options, (ii) settlement of performance-based restricted stock units and (iii) vesting of restricted stock units until the required retention value is attained. As of December 31, 2022, each of our continuing named executive officers was in compliance with the guidelines through meeting the retention requirement or complying with the retention ratio. The Committee does not consider existing stock ownership levels of individual executives in determining the amount of long-term incentive equity awards.

ADDITIONAL BENEFITS

The Company has adopted benefit programs that are designed to be supportive of business and human resource strategies and that provide for the delivery of equitable value to executives relative to lower-level employees. The Company strives to avoid programs that do not support an identifiable business objective.

Accordingly, the named executive officers generally participate in the same benefits program that is provided to other employees, including life and medical insurance and 401(k) matching and profit sharing. Our 401(k) plan provides that we will match, dollar for dollar, up to 6% of an employee’s salary and incentive compensation that is contributed to his or her 401(k) account. We also may provide a profit sharing contribution to an employee’s 401(k) account as a percentage (between 0% and 7%) of the employee’s salary. However, the IRS limits the total annual contribution for an employee into a qualified plan. This amount was $20,500 for 2022 and an additional $6,500 for anyone age 50 or over.

SUPPLEMENTAL SAVINGS PLAN

In addition, our named executive officers and other eligible employees may contribute to a Supplemental Savings Plan (“SSP”), a nonqualified deferred compensation plan that allows eligible employees to elect to defer salary and annual incentive compensation and to receive matching and profit sharing contributions in excess of the maximum amounts that they can defer or receive under the 401(k) plan due to IRS limits. Although the SSP is unfunded, participants may elect to notionally invest deferred amounts in most of the investment alternatives that are available under the qualified 401(k) plan. Participants also elect when to receive distributions of deferred amounts under the SSP. No tax gross-ups are provided to participants under the SSP.

COMPENSATION RECOUPMENT (“CLAWBACK”) POLICY

We have a compensation recoupment policy, which requires certain cash and equity incentive compensation to be repaid to the Company if awarded as a result of inaccurate financial data. The policy applies to current and former executive officers of the Company, as well as other employees designated by the Board or the Committee. In addition, the policy allows the Committee to recoup compensation paid to an employee as a result of any conduct justifying termination for cause of that employee.

RISK ASSESSMENT

We designed our executive compensation program to drive performance toward the achievement of our short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. In March 2022, the Committee conducted its annual review and risk assessment of the Company’s executive compensation policies and practices. Following this review, the Committee concluded that our executive compensation program was appropriately designed for the size and complexity of the Company and does not encourage excessive risk-taking.

Great Lakes Dredge & Dock Corporation	36	2023 Proxy Statement

EMPLOYMENT AGREEMENTS

As of December 31, 2022, certain of our continuing named executive officers had written employment agreements, which would entitle each such executive to severance benefits depending upon the circumstances of resignation or termination. The Committee believes that these agreements provide essential protections to both the named executive officers and the Company. Agreements providing for severance and change-in-control payments assist us in attracting and retaining qualified executives who have job alternatives. At the same time, the applicable agreements preserve our valuable assets by imposing upon certain of the executives non-competition and non-solicitation restrictions, confidentiality obligations and cooperation covenants. The Board and the Committee believe that retention of key personnel is an important goal. Employment agreements are one vehicle for retaining top talent. The Board and Committee believe that the severance benefits agreed to in the case of termination events are reasonable in light of the potential value delivered to stockholders in return. Our executives’ agreements do not provide excise tax gross-ups. In 2022, the Committee reviewed the employment agreements with its compensation consultant, Pearl Meyer, and concluded that the agreements are generally in line with typical market practices.

Mr. David E. Simonelli retired from his position as Chief Operating Officer on September 16, 2022, after which he continues to provide services to the Company as a consultant through December 23, 2023. As a consultant, Mr. Simonelli will be providing guidance and advisory services to Operations, Project Services & Fleet Engineering focusing on safety and operational challenges. Mr. Simonelli's consulting services are compensated as a monthly retainer in the amount of $12,864 and totaled $19,136.04 for 2022. Pursuant to the terms of his employment agreement, Mr. Simonelli's LTI grant awards continue to vest with their normal vesting schedule. In addition, in recognition of his relocation to Texas, the Company agreed to pay Mr. Simonelli a relocation stipend to relocate him from Texas to North Carolina following his retirement.

Please see the "Potential Payments Upon Termination or Change in Control" section for a description of the amounts payable to the named executive officers for a qualifying termination as of December 31, 2022 as well as the compensation received by Mr. Simonelli in connection with his separation.

PROHIBITION ON HEDGING AND PLEDGING

We believe that equity ownership fosters an atmosphere where directors, officers and other employees “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s stockholders. Accordingly, we prohibit directors, officers and all other employees from the trading of derivative securities related to shares of our stock, including hedging strategies, puts, calls or other types of derivative securities. Our insider trading policy also prohibits all directors, officers and employees from pledging shares of our stock.

Compensation Committee Interlocks with Insider Participation

During fiscal year 2022, the Compensation Committee was composed of D. Michael Steuert (Chair), Ryan J. Levenson, and Earl L. Shipp, none of whom is an employee or current or former officer of our Company, or any of the Company’s subsidiaries, nor had any relationship with our Company requiring disclosure. The Board has determined that Messrs. Steuert, Levenson and Shipp are independent in accordance with NASDAQ Marketplace Rules.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions with the Company’s management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

D. Michael Steuert, Chair

Ryan J. Levenson

Earl L. Shipp

Great Lakes Dredge & Dock Corporation	37	2023 Proxy Statement

Executive Compensation Tables

SUMMARY COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 2022

The following table summarizes the compensation of our named executive officers for the year ended December 31, 2022 and, to the extent required by applicable SEC disclosure rules, the years ended December 31, 2021 and December 31, 2020:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)	TOTALS ($)
Lasse J. Petterson	2022	785,000	—	2,971,996	—	44,964	3,801,960
President & Chief Executive Officer	2021	755,000	—	1,366,286	710,455	272,063	3,103,804
	2020	725,000	—	1,160,000	1,256,353	159,438	3,300,791
Scott L. Kornblau	2022	435,000	—	369,738	—	29,358	834,096
Senior Vice President, Chief Financial Officer	2021	108,750	—	226,500	67,351	12,713	415,314
Vivienne R. Schiffer	2022	363,120	—	236,034	—	31,908	631,062
Senior Vice President & Chief Legal Officer	2021	356,000	—	213,614	190,474	31,001	791,089
James J. Tastard	2022	351,900	—	211,146	—	29,250	592,296
Senior Vice President, Chief Human Resources & Administrative Officer	2021	345,000	—	206,986	180,794	38,342	771,122
	2020	86,250	35,000	99,999	76,092	321,705	619,046
Eleni Beyko	2022	334,833	—	1,285,878	—	20,500	1,641,211
Senior Vice President, Offshore Wind
David E. Simonelli	2022	317,101*	—	400,762	—	79,285	797,148
Former Chief Operating Officer	2021	436,560	—	1,078,578	276,046	304,009	2,095,193
	2020	428,000	—	363,802	483,044	49,246	1,324,092

1.

Represents the aggregate grant date fair value for restricted stock units and performance–based restricted stock units granted in 2022. The amounts reported in this column are calculated in accordance with FASB ASC Topic 718. The amounts included for the performance–based restricted stock units granted during 2022 are calculated based on the probable outcome of the performance conditions for such awards at the time of grant, which was achievement of the target performance conditions for the annual performance-based restricted stock unit grants. If the highest level of performance is achieved for these performance–based restricted stock units, the grant date fair value of these awards would be as follows: Mr. Petterson, $2,971,995; Mr. Kornblau, $369,737 Ms. Schiffer, $236,035; Mr. Tastard, $211,146; Ms. Beyko, $1,285,879 and Mr. Simonelli, $400,761. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, see “Grants of Plan Based Awards Table in 2022” on page 39 for more information regarding the equity compensation granted in 2022 to our named executive officers.

2.

Represents annual incentive compensation paid under the annual incentive program based upon the achievement of performance-based targets and individual qualitative goals. As noted in the CD&A, there were no annual incentive payouts for 2022.

3.	The dollar value of the amounts shown in this column for 2022 consists of the following:

NAME	SUPPLEMENTAL SAVINGS PLAN ($)	MATCHING CONTRIBUTIONS TO 401(K) ($)	RELOCATION STIPEND** ($)	CONSULTING FEES*** ($)	TOTAL ($)
Lasse J. Petterson	26,664	18,300	-	-	44,964
Scott L. Kornblau	11,058	18,300	-	-	29,358
Vivienne R. Schiffer	13,608	18,300	-	-	31,908
James J. Tastard	10,950	18,300	-	-	29,250
Eleni Beyko	2,200	18,300	-	-	20,500
David E. Simonelli*	-	18,300	41,849	19,136	79,285

*Represents amounts paid in 2022 to Mr. Simonelli pursuant to his retirement.

**Represents amount paid to Mr. Simonelli for expenses related to relocation from Texas to North Carolina.

***Represents amount paid to Mr. Simonelli for consulting services in 2022.

Great Lakes Dredge & Dock Corporation	38	2023 Proxy Statement

Grants of Plan-Based Awards in 2022

The following table provides additional information about our long-term incentive equity awards, which consist of performance-based restricted stock unit awards (“PSUs”), restricted stock unit awards (“RSUs”), and non-equity incentive plan awards, in each case, granted to our named executive officers in 2022 from the 2021 LTIP:

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	GRANT DATE FAIR VALUE
NAME	AWARD TYPE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	UNITS(3) (#)	OF STOCK(4) (#)
Lasse J. Petterson	Annual Incentive		$392,500	$785,000	$1,570,000
	PSUs	April 24, 2022				75,000	100,000	100,000		$1,402,000
	RSUs	May 5, 2022							54,250	$784,998
	PSUs	May 5, 2022				27,125	54,250	108,500		$784,998
Scott L. Kornblau	Annual Incentive		$152,250	$304,500	$609,000
	RSUs	May 5, 2022							12,776	$184,869
	PSUs	May 5, 2022				6,388	12,776	25,552		$184,869
Vivienne R. Schiffer	Annual Incentive		$99,858	$199,716	$399,432
	RSUs	May 5, 2022							8,156	$118,017
	PSUs	May 5, 2022				4,078	8,156	16,312		$118,017
James J. Tastard	Annual Incentive		$96,773	$193,545	$387,090
	RSUs	May 5, 2022							7,296	$105,573
	PSUs	May 5, 2022				3,648	7,296	14,592		$105,573
Eleni Beyko	Annual Incentive		$97,200	$194,400	$388,800
	PSUs	April 24, 2022				12,500	75,000	75,000		$1,051,500
	RSUs	May 5, 2022							7,837	$113,401
	PSUs	May 5, 2022				3,919	7,837	15,674		$113,401
	RSUs	September 6, 2022							403	$3,788
	PSUs	September 6, 2022				202	403	806		$3,788
David E. Simonelli	Annual Incentive		$110,986	$221,971	$443,942
	RSUs	May 5, 2022							13,848	$200,381
	PSUs	May 5, 2022				6,924	13,848	27,696		$200,381

1.

As described above, annual incentive awards under the annual incentive program are based on the achievement of certain performance metrics, see “Components of Executive Compensation – Annual Incentive Compensation” on page 30 for further information regarding the 2022 annual incentive program.

2.

Other than PSUs granted on April 4, 2022, represents the threshold, target and maximum payment opportunities for the 2022 PSUs granted under the 2021 LTIP. The PSUs are subject to performance criteria based on Adjusted EBIT for each of fiscal years 2022, 2023 and 2024. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date after the applicable performance period. The PSUs granted on April 24, 2022 to Mr. Petterson and Ms. Beyko represent PSUs granted to incentivize performance with respect to the offshore wind business and vest based on achievement of performance goals, for Mr. Petterson on or before April 24, 2024 and Ms. Beyko on or before April 24, 2025, subject to the executive's continued employment through the applicable vesting date. See “Components of Executive Compensation – Long-Term Incentive Awards” on page 33 for further information regarding the 2022 PSUs and achievement of the performance criteria for 2022.

3.	Represents RSUs described under “Components of Executive Compensation – Long-Term Incentive Awards” on page 33. RSUs vest in annual one-third installments on each anniversary of the grant date.
4.

Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The amounts included in this column for the PSUs granted during 2022 are calculated based on the probable satisfaction of the target performance conditions for such awards. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Great Lakes Dredge & Dock Corporation	39	2023 Proxy Statement

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information on outstanding equity awards held by our named executive officers as of December 31, 2022. The equity awards reported in the Stock Awards column consist of RSUs and PSUs. As of December 31, 2022, none of our named executive officers held any outstanding option awards.

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Lasse J. Petterson	15,376	(2)	91,487	—		—
	28,516	(3)	169,670	—		—
	15,378	(4)	91,499	—		—
	54,250	(5)	322,788	—		—
	75,000	(6)	446,250	—		—
	—		—	7,690	(8)	45,756
	—		—	18,084	(9)	107,597
	—		—	25,000	(10)	148,750
Scott L. Kornblau	5,000	(2)	29,750	—		—
	5,000	(4)	29,750	—		—
	12,776	(5)	76,017	—		—
	—		—	4,259	(9)	25,341
Vivienne R. Schiffer	2,417	(2)	14,381	—		—
	2,417	(4)	14,381	—		—
	8,156	(5)	48,528	—		—
	—		—	1,210	(8)	7,197
	—		—	2,719	(9)	16,178
James J. Tastard	2,342	(2)	13,935	—		—
	3,344	(3)	19,897	—		—
	2,342	(4)	13,935	—		—
	7,296	(5)	43,411	—		—
	—		—	1,172	(8)	6,973
	—		—	2,433	(9)	14,473
Eleni Beyko	2,037	(2)	12,120	—		—
	2,037	(4)	12,120	—		—
	8,240	(5)	49,028	—		—
	12,500	(7)	74,375	—		—
	—		—	1,019	(8)	6,063
	—		—	2,747	(9)	16,345
	—		—	12,500	(11)	74,375
	—		—	50,000	(12)	297,500
David E. Simonelli (13)	4,199	(2)	24,984	—		—
	8,943	(3)	53,211	—		—
	4,199	(4)	24,984	—		—
	13,848	(5)	82,396	—		—
	—		—	2,100	(8)	12,495
	—		—	4,617	(9)	27,468

Great Lakes Dredge & Dock Corporation	40	2023 Proxy Statement

1.	Based on the closing price of our common stock as reported on the NASDAQ Global Select Market of $5.95 per share on December 30, 2022.
2.	RSUs vested on March 5, 2023.
3	RSUs vested on March 12, 2023
4.	RSUs vest on March 5, 2024.
5.	RSUs vest in three equal installments beginning on May 5, 2023.
6.	PSUs earned based on performance goals specific to offshore wind and vest on July 14, 2024.
7.	PSUs earned based on performance goals specific to offshore wind and vest on April 24, 2024.
8.

If earned, PSUs vest March 5, 2024 based on performance goals for fiscal year 2023. Subject to achievement of the applicable performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the threshold performance goals.

9.

If earned, PSUs vest in two equal installments beginning on May 5, 2024 based on performance goals for each of fiscal year 2023 and 2024. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the threshold performance goals.

10.

If earned, PSUs vest July 14, 2024 based on performance goals specific to offshore wind. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

11.

If earned, PSUs vest April 24, 2024 based on performance goals specific to offshore wind. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

12.

If earned, PSUs vest April 24, 2025 based on performance goals specific to offshore wind. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period.In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

13.	Mr. Simonelli's equity awards will remain outstanding and will continue to vest in accordance with the terms of the award agreements.

Stock Vested in 2022

The following table provides information on the value realized by our named executive officers with respect to RSUs and PSUs that vested during 2022. During 2022, none of our named executive officers held outstanding option awards:

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)*
Lasse J. Petterson	106,067	1,556,787
Scott L. Kornblau	5,000	73,900
Vivienne R. Schiffer	2,417	35,723
James J. Tastard	5,685	83,623
Eleni Beyko	2,036	30,092
David E. Simonelli	82,703	1,185,430

*Amounts reflect the value of the vested stock based on the closing price of our stock on the vesting date.

Nonqualified Deferred Compensation in 2022

We maintain a nonqualified Supplemental Savings Plan (“SSP”) for certain of our employees on United States payroll, including each of our named executive officers. Under the SSP, participants may defer up to 50% of their salaries, including commissions and incentive compensation (other than annual incentives) and may make a separate election to defer up to 100% of any annual performance-based cash incentives (after applicable taxes) they may earn. The SSP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the Company’s 401(k) Plan but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the Company’s 401(k) Plan, excluding in each case any such elective deferrals that exceed 6% of such participant’s compensation for such Plan Year, as defined in the Company’s 401(k) Plan. Participants are generally permitted to choose from among the investment funds available under the Company’s 401(k) Plan for purposes of determining the imputed earnings, gains and losses applicable to their SSP accounts.

Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SSP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years

Great Lakes Dredge & Dock Corporation	41	2023 Proxy Statement

The following table sets forth the details of the SSP:

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(2)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT FYE ($)(3)
Lasse J. Petterson	746,063	26,664	(178,301)	—	2,454,682
Scott L. Kornblau	13,050	11,058	(235)	—	11,915
Vivienne R. Schiffer	21,787	13,608	(760)	—	19,762
James J. Tastard	45,199	10,950	(18,126)	—	87,479
Eleni Beyko	—	2,200	—	—	—
David E. Simonelli	—	—	(501)	—	580,268

1.

The amounts reported in the Executive Contributions in Last FY column represent elective contributions of a portion of the executive’s base salary and/or annual incentive to the SSP (which amounts are also included in the Salary and Non-Equity Incentive Compensation column, respectively, of the 2022 Summary Compensation Table).

2.

The amounts reported in the Registrant Contributions in Last FY column represent the Company’s contributions to each executive’s SSP (which amounts are also included in the All Other Compensation column of the 2022 Summary Compensation Table as SSP contributions and a portion of Profit Sharing contributions).

3.

The amounts reported in the Aggregate Balance at FYE column represent the balance from the SSP and include various amounts previously reported in the Summary Compensation Table as Salary, Non-Equity Incentive Compensation or All Other Compensation.

Potential Payments Upon Termination or Change in Control

OVERVIEW

The following describes the estimated payments that would be made to the named executive officers pursuant to an employment agreement or other plans or individual award agreements in the event of the named executive officer’s termination of employment under the circumstances described below, assuming such termination took place on December 31, 2022.

Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors. Mr. Petterson is also eligible for certain payments and benefits under his employment agreement in the event of a termination of employment due to voluntary retirement.

Payment of enhanced benefits is conditioned upon the executive’s execution of a release of claims in favor of the Company and its related entities. In addition to the release, certain executives must uphold certain restrictive covenants, including confidentiality of information, non-competition and non-solicitation.

Under the terms of the named executive officers’ employment agreements, if the payments and benefits to the named executive officers under the agreements would subject the named executive officers to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the named executive officer receiving a higher net after-tax amount.

Under each named executive officer’s employment agreement, if the named executive officer’s employment is terminated by the Company for “cause” (as defined in the applicable employment agreement) or by the named executive officer other than for “good reason” (within the meaning of the applicable employment agreement), the named executive officer will be entitled to his or her base salary and employee benefits through the termination date.

If the named executive officer’s employment is terminated by the Company without cause or in the event of the named executive officer’s resignation for good reason, the named executive officer will be entitled to his base salary and employee benefits through the termination date, and also receive (i) 12 months of his or her base pay and, in the case of Mr. Petterson, target annual incentive compensation amount, payable according to the Company’s scheduled payroll pay dates; (ii) the pro rata portion of his or her annual incentive compensation and the SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 12 months of subsidized medical and dental coverage; (iv) 12 months or, in the case of Mr. Petterson, 18 months of vesting credit for outstanding equity awards; and (v) in the case of the named executive officers other than Mr. Petterson, outplacement services of up to $15,000, provided such services are rendered within one year of his or her termination.

If within a specified period (24 months for Mr. Petterson and 12 months for each other named executive officer) following a “change in control” (as defined in the applicable employment agreement), the Company terminates the employment of the named executive officer other than for cause or if the named executive officer voluntarily resigns his or her employment for good reason, the named executive officer will receive, in lieu of the benefits described above: (i) (x) in the case of Mr. Petterson, an amount equal to two times the sum of his then current base salary plus the average of his target annual incentive over the three year period immediately preceding his termination and (y) in the case of the other named executive officers, an amount equal to one and one-quarter (1 ¼) times his or her then-current base salary; (ii) (x) in the case of Mr. Petterson, the pro rata portion of his annual incentive and SSP benefits earned through the termination date and (y) in the case of the other named executive officers, an amount equal to his or her target annual bonus for the year that includes the termination date (the payments described in clauses (i) and (ii), the “Change in Control Payment”); (iii) full vesting of any outstanding unvested equity awards (excluding performance-based equity awards, which vest based on the terms of the underlying award agreements, as described below); (iv) 12 months (24 months in the case of Mr. Petterson) of subsidized

Great Lakes Dredge & Dock Corporation	42	2023 Proxy Statement

medical and dental coverage; and (v) in the case of the named executive officers other than Mr. Petterson, outplacement services of up to $15,000, provided such services are rendered within one year of his or her termination. The Change in Control Payment will be made in a lump-sum cash payment.

If the Company elects not to renew the employment agreement of the named executive officer during any renewal term and within 12 months following the end of the renewal term terminates the named executive officer’s employment without cause or the named executive officer voluntarily resigns his or her employment for good reason, then named executive officer will receive full vesting credit of any unvested equity awards.

If Mr. Petterson retires after serving as Chief Executive Officer for at least six consecutive years, provides the Board with at least 12 months written advance notice of his intent to retire and remains employed by the Company for at least 12 months after providing such notice, Mr. Petterson will receive full vesting of any of his outstanding equity awards as of the termination date; and Mr. Petterson will not be entitled to and will be ineligible to receive any new equity awards following the date on which Mr. Petterson notifies the Board of his retirement. Mr. Petterson was employed by the Company for less than six years as of December 31, 2022.

The employment agreements for the named executive officers do not provide for the continuance of any compensation or benefit obligations upon death or disability or, other than as described above for Mr. Petterson, retirement. However, pursuant to the RSU agreements, they would be entitled to (i) full vesting of any unvested RSU awards in the event of a termination of their employment due to death or disability, and (ii) continued vesting of any unvested RSU awards upon their retirement if they satisfied the requirements for retirement vesting. In addition, pursuant to their PSU agreements, they would be entitled to (i) in the event of a termination of their employment due to death or disability, the number of shares earned during the one-year performance period during which such termination occurs, based on actual performance, and (ii) in the event of their qualifying retirement, the number of shares earned (A) with respect to any one-year performance period that concluded prior to such retirement and (B) with respect to the one-year performance period in which the retirement occurs, prorated based on the number of days he/she was employed during such performance period.

Mr. David Simonelli retired from his position as Chief Operating Officer on September 16, 2022. Effective December 1, 2022, Mr. Simonelli commenced services to the Company as a consultant through December 23, 2023. As a consultant, Mr. Simonelli provided guidance and advisory services to Operations, Project Services & Fleet Engineering focusing on safety and operational challenges. Mr. Simonelli consulting services are compensated as a monthly retainer in the amount of $12,864. Pursuant to the terms of his employment agreement, Mr. Simonelli's LTI grant awards continue to vest with their normal vesting schedule.

termination without cause or resignation for good reason

NAME	BASE SALARY	ANNUAL INCENTIVE (a)	LONG-TERM INCENTIVES (b)	HEALTH BENEFITS (c)	OUTPLACEMENT (d)	TOTAL:
Lasse J. Petterson	785,000	785,000	1,213,833	14,379	—	2,798,212
Scott L. Kornblau	435,000	304,500	840,835	—	15,000	1,595,335
Vivienne R. Schiffer	363,120	199,716	61,101	7,020	15,000	645,957
James J. Tastard	351,900	193,545	82,134	8,039	15,000	650,618
Eleni Beyko	350,000	210,000	56,912	7,020	15,000	638,932

termination FOLLOWING A CHANGE IN CONTROL

NAME	BASE SALARY	ANNUAL INCENTIVE (a)	LONG-TERM INCENTIVES (b)	HEALTH BENEFITS (c)	OUTPLACEMENT (d)	TOTAL: (e)
Lasse J. Petterson	1,570,000	1,570,000	1,945,927	28,758	—	5,114,685
Scott L. Kornblau	543,750	304,500	211,534	—	—	1,059,784
Vivienne R. Schiffer	453,900	199,716	154,587	7,020	—	815,223
James J. Tastard	439,875	193,545	162,465	8,039	—	803,924
Eleni Beyko	437,500	210,000	592,787	7,020	—	1,247,307

Great Lakes Dredge & Dock Corporation	43	2023 Proxy Statement

DeATH OR DISABILITY

NAME	BASE SALARY	ANNUAL INCENTIVE (a)	LONG-TERM INCENTIVES (b)	HEALTH BENEFITS (c)	OUTPLACEMENT (d)	TOTAL:
Lasse J. Petterson	—	—	1,945,927	—	—	1,945,927
Scott L. Kornblau	—	—	211,534	—	—	211,534
Vivienne R. Schiffer	—	—	154,587	—	—	154,587
James J. Tastard	—	—	162,465	—	—	162,465
Eleni Beyko	—	—	592,787	—	—	592,787

Notes:

a)
Under the employment agreements for Mr. Petterson, Mr. Petterson receives (i) 100% of his target annual incentive and (ii) the pro rata portion of his actual annual incentive compensation and SSP benefits earned through the termination date, in the case of termination without cause or resignation due to good reason. For a termination following a change in control, Mr. Petterson receives (i) two times the average of his target annual incentive over the three-year period preceding his termination and (ii) the pro rata portion of his actual annual incentive. As the performance period for Mr. Petterson’s annual incentive is the fiscal year, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits. Under the respective employment agreement, for Mr. Kornblau, Ms. Schiffer, Mr. Tastard and Ms. Beyko, he or she will receive a pro rata percentage of his or her target annual incentive and SSP benefits in the case of a termination without cause or resignation for good reason and 100% of his or her target annual incentive in the case of such termination of employment following a change in control.
b)
Represents the value of unvested long-term incentives calculated by multiplying the number of unvested RSUs plus earned but unvested PSUs held by each named executive officer by the $5.95 per share closing price of our stock on the NASDAQ Global Select Market on December 30, 2022. As of December 31, 2022, Mr. Petterson would have received, (i) with respect to his outstanding RSU awards, 18 months of vesting credit for a termination without cause or resignation due to good reason and full vesting credit for a termination due to death or disability or a termination without cause or resignation due to good reason, in each case, within 12 months following non-renewal by the Company or 24 months after a change in control, and (ii) with respect to his outstanding PSU awards, the number of shares earned during the one-year performance period during which such termination occurs, based on actual performance, in the event of a termination of his employment due to death or disability. As of December 31, 2022, Mr. Kornblau, Ms. Schiffer, Mr. Tastard and Ms. Beyko would have received (i) with respect to their outstanding RSU awards, 12 months of vesting credit for a termination without cause or resignation for good reason, continued vesting credit for the duration of the applicable vesting periods for a termination without cause or resignation for good reason following non-renewal by the Company, and full vesting for a termination without cause or resignation for good reason following a change in control or as a result of death or disability, and (ii) with respect to their outstanding PSU awards, the number of shares earned during the one-year performance period during which such termination occurs, based on actual performance, in the event of a termination of their employment due to death or disability. None of the named executive officers were eligible for retirement vesting as of December 31, 2022.
c)
In the event of a termination without cause or resignation due to good reason, the named executive officers are entitled to continued coverage under the Company’s medical and dental plans for up to 12 months (24 months in the event of a termination following a change in control in the case of Mr. Petterson) following the termination date.
d)
For the named executive officers other than Mr. Petterson, they are also entitled to payment of outplacement services of up to $15,000 provided such services are rendered within one year of his or her termination without cause or resignation for good reason.
e)
Under the terms of the named executive officers’ employment agreements, if the payments and benefits to the named executive officers under the agreements would subject the named executive officers to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the named executive officer receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the employment agreements.

retirement of DAVID E. SIMONELLI:

Mr. Simonelli met requirements for retirement with his last day worked on September 16, 2022, which entitles him to continued vesting of his outstanding equity awards (estimated value of $437,305 based on the closing stock price on September 16, 2022).

CEO Pay Ratio

BACKGROUND

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Form and Consumer Protection Act, and in accordance with the adoption of Item 402(u) of Regulation S-K, the SEC requires the disclosure of our Chief Executive Officer to median employee pay ratio.

To understand this disclosure, we think it is important to give context to our operations. Our corporate headquarters are located in Houston, Texas, and we operate dredges, vessels and ancillary equipment to perform dredging projects domestically and internationally.

IDENTIFICATION OF MEDIAN EMPLOYEE

We selected December 31, 2022 as the date on which to determine our median employee. As of that date, we had approximately 1,148 employees, including our CEO. For purposes of identifying the median employee, we considered all domestic employees and international employees, whether employed on a full-time, part-time, or seasonal basis, but excluding our CEO.

We identified the median employee by examining the 2022 total wages and incentives less non-taxable compensation for all individuals, excluding our CEO, who were employed by the Company on December 31, 2022, the last day of the Company’s fiscal year. To provide

Great Lakes Dredge & Dock Corporation	44	2023 Proxy Statement

a more uniform comparison between domestic and international employees, we excluded from the consistently applied compensation measure allowances for housing, subsistence, safety bonuses, and transportation provided for employees working in the Middle East. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2022.

Other than as described above, we did not make any assumptions, adjustments, or estimates with respect to compensation, and we did not annualize the compensation for any full-time employees that were not employed by the Company for all of 2022. In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the Summary Compensation Table for the Year Ended December 31, 2022 on page 38 with respect to each of the named executive officers.

RATIO

For fiscal year 2022:

•	The median of the annual total compensation of all of our employees, other than Mr. Petterson, was $97,708.
•	Mr. Petterson’s annual total compensation was $3,801,960.

Based on this information, the ratio of the annual total compensation of Mr. Petterson to the median of the annual total compensation of all employees is estimated to be 39 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Great Lakes Dredge & Dock Corporation	45	2023 Proxy Statement

pay-versus-performance

			AVERAGE SUMMARY	AVERAGE	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON: (4)
YEAR(1)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)(2)	COMPENSATION ACTUALLY PAID TO PEO ($)(3)	COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS ($)(2)	COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS ($)(3)	TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(5)	NET INCOME ($ IN MM)	[ADJUSTED EBITDA][4] ($ IN MM) (6)
2022	3,801,960	(307,784)	899,163	308,910	52.5	152.7	(34.1)	17.0
2021	3,103,804	3,587,147	1,125,138	1,114,133	138.8	160.2	49.4	127.4
2020	3,300,791	5,711,252	1,226,647	1,571,869	116.2	133.8	66.1	151.1

(1)
Lasse J. Petterson served as the Company’s principal executive officer (“PEO”) for the entirety of 2020, 2021 and 2022 and the Company’s other named executive officers for the applicable years were as follows:
-
2022: Scott L. Kornblau; Vivienne R. Schiffer; James J. Tastard; Eleni Beyko; and David E. Simonelli.
-
2021: Scott L. Kornblau; David E. Simonelli; Vivienne R. Schiffer; James J. Tastard; and Mark W. Marinko.
-
2020: Mark W. Marinko; David E. Simonelli; James J. Tastard; William H. Hanson; Kathleen M. LaVoy; and Annette W. Cyr.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Petterson and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the named executive officers for the applicable year other than Mr. Petterson.

(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Petterson and for the average of the other named executive officer is set forth following the footnotes to this table.

(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)
The TSR Peer Group consists of Ameresco, Inc., Argan, Inc., Badger Daylighting Infrastructure Solutions Ltd., Construction Partners, Inc., Helix Energy Solutions Group, Inc., Helmerich & Payne, Inc., Hill International, Inc., IES Holdings, Inc., Infrastructure and Energy Alternatives, Inc., Limbach Holdings, Inc., Logistec Corporation, Matrix Service Company, Mistras Group, Inc., MYR Group Inc., NV5 Global, Inc., Oceaneering International, Inc., Orion Group Holdings, Inc., Sterling Construction Company, Inc., Team, Inc. and Tidewater Inc. Aegion Corporation was removed from the peer group due to an acquisition and Seacor Holdings was removed due to a merger. Helix Energy Solutions Group, Inc., Helmerich & Payne, Inc. and Oceaneering International, Inc. were added to the peer group.
(6)
As noted in the CD&A, for 2022, the Compensation Committee determined that Adjusted EBITDA continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in the Company’s 2022 annual incentive compensation program. Adjusted EBITDA is a non-GAAP financial measure that represents net income excluding certain items which we do not believe are indicative of our ordinary results of operations.

reconciliation of compensation actually paid adjustments

YEAR	TOTAL COMPENSATION REPORTED IN SUMMARY COMPENSATION TABLE	(MINUS) VALUE OF STOCK AWARDS REPORTED	PLUS YEAR-END FAIR VALUE OF OUTSTANDING AND UNVESTED STOCK AWARDS GRANTED IN FISCAL YEAR	PLUS/(MINUS) CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED STOCK AWARDS GRANTED IN PRIOR FISCAL YEARS	PLUS FAIR VALUE AT VESTING OF STOCK AWARDS GRANTED AND VESTED DURING FISCAL YEAR	PLUS/(MINUS) CHANGE IN FAIR VALUE OF STOCK AWARDS GRANTED IN PRIOR FISCAL YEARS AND VESTED DURING FISCAL YEAR	(MINUS) PRIOR YEAR-END FAIR VALUE OF STOCK AWARDS GRANTED IN PRIOR FISCAL YEAR AND WERE FORFEITED DURING FISCAL YEAR	COMPENSATION ACTUALLY PAID
	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)
Lasse J. Petterson
2022	3,801,960	(2,971,996)	1,132,981	(731,570)	—	(113,768)	(1,425,391)	(307,784)
2021	3,103,804	(1,366,286)	1,033,610	454,725	—	1,176,741	(815,447)	3,587,147
2020	3,300,791	(1,160,000)	3,222,199	368,870	—	115,069	(135,677)	5,711,252
Average other named executive officer(h)
2022	899,163	(500,712)	189,048	(108,345)	—	(26,446)	(143,798)	308,910
2021	1,125,138	(406,642)	400,649	55,170	—	45,478	(105,660)	1,114,133
2020	1,226,647	(206,647)	521,995	44,331	—	8,095	(22,552)	1,571,869
(a)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the Average Other Named Executive Officers, amounts shown represent averages.
(b)
Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(d)
Represents the change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the applicable named executive officer as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e)
Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(g)
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)
See footnote 1 above for the named executive officers included in the average for each year.

PERFORMANCE MEASURES USED TO LINK COMPANY PERFORMANCE AND COMPENSATION ACTUALLY PAID TO THE NEOS

The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Compensation Committee to link compensation actually paid to the named executive officers for 2022. Please see the “CD&A” for a further description of the metrics used in the Company’s executive compensation program.

•
Adjusted EBITDA
•
Adjusted EBIT
•
Earnings per Share
•
Stock Price
•
Offshore wind business objectives for Mr. Petterson and Ms. Beyko

Great Lakes Dredge & Dock Corporation	46	2023 Proxy Statement

reLATIONSHIP BETWEEN PAY AND PERFORMANCE

We believe the compensation actually paid in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the compensation actually paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our 2022 annual incentive compensation program and 2022 long-term incentive awards, including our Adjusted EBITDA performance.

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

•
the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•
the Company’s Net Income; and
•
the Company Selected Measure, which for GLDD is Adjusted EBITDA.

CAP and Cumulative TSR / Cumulative TSR of the Peer Group

CAP and Company Net Income

Great Lakes Dredge & Dock Corporation	47	2023 Proxy Statement

CAP and Company Adjusted EBITDA

Great Lakes Dredge & Dock Corporation	48	2023 Proxy Statement

PROPOSAL 3:

Advisory Vote to Approve Executive Compensation

In accordance with Section 14A of the Exchange Act, the Board provides stockholders with the opportunity to cast an annual advisory vote to approve executive compensation. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2022 executive compensation program and policies for the named executive officers, as follows:

Resolved, that the stockholders of Great Lakes Dredge & Dock Corporation approve, on an advisory basis, the compensation of the company's named executive officers, as described in the compensation discussion and analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the company's 2023 annual meeting proxy statement.

The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of our Board of Directors or our compensation policies as they relate to risk management.

We are required to hold the advisory vote on executive compensation at least once every three years. At the Company’s 2017 Annual Meeting of Stockholders, a majority of the shares cast voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis. After consideration of the voting results, the Board determined that the Company will hold an advisory vote on executive compensation each year until the next required stockholder advisory vote on frequency of executive compensation occurs or until the Board otherwise determines that a different frequency for advisory votes on executive compensation is in the best interests of stockholders.

Our executive compensation program is designed to attract, motivate and retain highly qualified executive officers who are able to achieve short-term and long-term corporate objectives and create stockholder value. The Compensation Committee believes our executive compensation program reflects a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests.

The Compensation Committee and the Board believe our executive compensation program is effective at incentivizing the achievement of outstanding financial performance and superior returns to stockholders. We believe that our commitment to align executive compensation with Company performance and stockholder interests is exhibited by the Company’s executive compensation decisions during the last 12 months. For example, under our Executive Leadership Annual Incentive Program, annual incentive payouts are primarily determined based on our Adjusted EBITDA. The formulaic annual incentive payouts to individuals may be adjusted based on the Compensation Committee’s assessment of individual performance achievements. In 2022, the performance goals were not achieved and the annual incentive payout resulted in no payout. In addition, the Compensation Committee grants performance–based restricted stock units to certain executives that are only earned upon achievement of performance goals (Adjusted EBIT goals for 2022). Because these performance goals were not achieved, performance–based restricted stock units granted in 2020, 2021, and 2022 and scheduled to vest in 2023, were forfeited.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which more thoroughly discusses how our executive compensation policies and procedures implement our executive compensation philosophy.

Although the annual advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote each year when making executive compensation decisions for our named executive officers. The Compensation Committee, which is composed of independent directors, values constructive dialogue with our stockholders on executive compensation and other important governance topics and encourages all stockholders to vote their shares on this matter. At our 2022 Annual Meeting of Stockholders, approximately 96% of the votes cast on the “say-on-pay” proposal were voted in favor of the compensation of our named executive officers. The Compensation Committee believes that this vote represents strong stockholder support of the Company’s approach to executive compensation.

Vote Required and Recommendation

Adoption of this resolution will require the affirmative vote of the majority of the shares present at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter, and therefore, will have the effect of a vote against the proposed resolution.

The Board of Directors recommends a vote "FOR" adoption of the resolution approving the compensation of our named executive officers, as described in the compensation discussion and analysis section and the related tabular and narrative disclosure set forth in this proxy statement.

Great Lakes Dredge & Dock Corporation	49	2023 Proxy Statement

PROPOSAL 4:

Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

In addition to the advisory approval of our executive compensation program, and in accordance with Section 14A of the Exchange Act, we are required to provide our stockholders the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal 4, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore, our Board recommends that stockholders vote for an annual advisory vote on executive compensation. In determining to recommend that stockholders vote for a frequency of once every year, the Board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every year will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation. Because this vote is advisory it will not be binding on the Company or our Board. However, our Board values the opinions of our stockholders expressed in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory vote on executive compensation.

Vote Required and Recommendation

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. The Board will consider the option that receives the most votes as the stockholders’ preferred frequency.

The Board of Directors recommends Stockholders select “ONE YEAR” when voting on the frequency of advisory votes on the compensation of the Company's Named Executive Officers set forth in this Proxy Statement.

Great Lakes Dredge & Dock Corporation	50	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table is based on 66,333,514 shares of common stock outstanding as of the record date, and sets forth certain information with respect to the beneficial ownership of our common stock as of the same date by:

•	each person who we know to own beneficially more than five percent of the outstanding shares of our common stock;
•	each of our directors, director nominees and named executive officers; and
•	all of our current directors and executive officers as a group.

Unless otherwise stated, each of the persons in the table has sole voting and investment power with respect to the securities beneficially owned.

	BENEFICIALLY OWNED
	NUMBER OF SHARES OF COMMON STOCK %(#)	PERCENTAGE OF COMMON STOCK (%)
BlackRock, Inc.(1)	6,397,494	9.6
Prudential Financial, Inc.(2)	4,339,176	6.5
Jennison Associates LLC(2)	4,278,498	6.5
Dimensional Fund Advisors LP(3)	4,259,704	6.4
AllianceBernstein L.P.(4)	3,609,597	5.4
The Vanguard Group(5)	3,315,993	5.0
Scott L. Kornblau(6)(7)	16,740	—
Lasse J. Petterson(6)(7)	880,735	1.3
Vivienne R. Schiffer(6)(7)	6,978	—
James J. Tastard(6)(7)	15,958	—
Eleni Beyko(6)(7)	7,696	—
David E. Simonelli(6)(8)	248,107	—
Lawrence R. Dickerson(6)	88,562	—
Elaine J. Dorward-King(6)	27,966	—
Ryan J. Levenson(6)(9)	—	—
Kathleen M. Shanahan(6)	61,193	—
Earl L. Shipp(6)	12,578	—
Ronald R. Steger(6)	37,404	—
D. Michael Steuert(6)	66,063	—
All directors, director nominees and executive officers as a group (13 persons)	1,469,979	2.2

- Denotes less than 1%

1.

BlackRock, Inc. (“BlackRock”) may be deemed to be the beneficial owner of 6,397,494 shares of our common stock. BlackRock has the sole power to vote or direct the voting of 6,287,109 of such shares, no shared voting power, and sole power to dispose or direct the disposition of all beneficially owned shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The information in this FN(1) was derived from a Schedule 13G/A filed by BlackRock with the SEC on January 24, 2023 reporting ownership as of December 31, 2022.

2.

Jennison Associates LLC (“Jennison”) may be deemed to be the beneficial owner of 4,278,498 shares of our common stock. Jennison has the sole power to vote or direct the voting of all such shares and the shared power to dispose or direct the disposition of all such shares. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the Company’s common stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Company’s common stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Company’s common stock reported on Jennison’s Schedule 13G may be included in the shares reported on any Schedule 13G that may be filed by Prudential. Prudential may be deemed the beneficial owner of 4,339,176 shares of our common stock. Prudential has the sole power to vote or direct the voting of 142,901 shares, shared voting power over 4,196,275 shares, sole power to dispose or direct the disposition of 142,901 shares and shared dispositive power over 4,196,275 shares. The principal business address of Jennison Associates LLC is 466 Lexington Avenue, New York, New York 10017. The principal business address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102-3777. The information in this FN(2) was derived from a Schedule 13G/A filed by Prudential with the SEC on February 13, 2023; and also from a Schedule 13G/A filed by Jennison with the SEC on February 7, 2023, each reporting ownership as of December 31, 2022.

3.

Dimensional Fund Advisors LP (“Dimensional”) may be deemed to be the beneficial owner of 4,259,704 shares of our common stock. Dimensional has sole power to vote or direct the voting of 4,183,284 of such shares, no shared voting power, and the sole power to dispose or direct the disposition of all beneficially owned shares. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries (collectively, the “Dimensional Group”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G/A referenced below are owned by the Funds. The Dimensional Group disclaims beneficial ownership of such securities. The principal business address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746. The information in this FN(3) was derived from the Schedule 13G/A filed by Dimensional with the SEC on February 10, 2023 reporting ownership as of December 31, 2022.

4.

AllianceBerstein L.P. (“AllianceBernstein”) may be deemed to be the beneficial owner of 3,609,597 shares of our common stock acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AllianceBernstein has the sole power to vote or direct the voting of 3,162,775 of such shares, no shared

Great Lakes Dredge & Dock Corporation	51	2023 Proxy Statement

voting power, and sole power to dispose or direct the disposition of all beneficially owned shares. The principal business address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105. The information in this FN(4) was derived from a Schedule 13G filed by AllianceBernstein with the SEC on February 14, 2023 reporting ownership as of December 31, 2022.

5.

The Vanguard Group (“Vanguard”) may be deemed to be the beneficial owner of 3,315,993 shares of our common stock. Vanguard has the sole power to vote or direct the voting of no shares, sole power to dispose or direct the disposition of 3,200,322 shares, shared voting power over 59,952 shares and shared dispositive power over 115,671 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The information in this FN(6) was derived from a Schedule 13G filed by Vanguard with the SEC on February 9, 2023 reporting ownership as of December 31, 2022.

6.	The address for each of our executive officers, director nominees and directors, unless otherwise noted, is c/o Great Lakes Dredge & Dock Corporation, 9811 Katy Freeway, Suite 1200, Houston, TX 77024.
7.

Includes shares of common stock due to vest within 60 days of the record date for each of our named executive officers as follows: Ms. Beyko, 6,157; Mr. Kornblau, 11,388; Mr. Petterson, 42,501; Ms. Schiffer, 6,495; and Mr. Tastard, 5,990.

8.	Mr. Simonelli is a former employee. The information provided here is as of his last Form 4/A filing dated June 10, 2022.
9.

Privet Fund LP (“Privet Fund”) owns 100 shares of our common stock. Mr. Levenson, solely by virtue of his position as the managing member of Privet Fund Management LLC, the general partner and investment manager of Privet Fund, may be deemed to beneficially own the shares owned directly by Privet Fund. Mr. Levenson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The principal address of Privet Fund is 79 West Paces Ferry Road, Suite 200B, Atlanta, Georgia 30305.

Great Lakes Dredge & Dock Corporation	52	2023 Proxy Statement

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.

Based solely on our review of filings with the SEC and/or written representations and materials furnished to us from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with in 2022 and 2023 to date, except for certain delinquent filings that the Company disclosed in last year’s Proxy Statement, one Form 3 for Ms. Beyko filed five days late (one transaction), and one Form 4 for Mr. Petterson filed 96 days late (one transaction).

Great Lakes Dredge & Dock Corporation	53	2023 Proxy Statement

Certain Relationships and Related Transactions

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Related Party Transaction Policies and Procedures. All interested transactions with related parties are subject to our Related Party Transaction Policies and Procedures, which are set forth in writing (the “Related Party Transaction Policy”). The Audit Committee is responsible for applying the Related Party Transaction Policy. For purposes of the Related Party Transaction Policy, the terms “interested transaction” and “related parties” are defined as follows:

•

“interested transaction” means any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

	•	the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;
	•	we are a participant; and
	•	any related party has or will have a direct or indirect interest, other than solely as a result of being a director or a less than ten percent (10%) beneficial owner of another entity.
•	“related party” means any:
•

person who is or was, since the beginning of the last fiscal year for which we have filed a Form 10-K and Proxy Statement, even if they do not currently serve in that role, an executive officer, director or nominee for election as a director;

	•	greater than five percent (5%) beneficial owner of our common stock; or
•

immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

In determining the propriety of an interested transaction with a related party, the Audit Committee will take into account, among other factors it deems important, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Our Board has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000. The Audit Committee has reviewed the following types of transactions and determined that each such type of transaction shall be deemed to be pre-approved or ratified under the terms of the Related Party Transaction Policy:

•	Employment of executive officers. Any employment by us of an executive officer if:
•

the related compensation is required to be reported in our Proxy Statement under the compensation disclosure requirements set forth in Item 402 of Regulation S-K under the Exchange Act, which are generally applicable to named executive officers; or

•

the executive officer is not an immediate family member of another executive officer or director, the related compensation would be reported in our Proxy Statement under the compensation disclosure requirements of Item 402 of Regulation S-K if the executive officer was a named executive officer, and our Compensation Committee approved (or recommended that our Board approve) such compensation.

Great Lakes Dredge & Dock Corporation	54	2023 Proxy Statement

•	Director compensation. Any compensation paid to a director if the compensation is required to be reported in our Proxy Statement under Item 402 of Regulation S-K.
•

Certain transactions with other companies. Any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than ten percent (10%) of the other company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the other company’s total annual revenues.

•

Certain charitable contributions. Any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the charitable organization’s total annual receipts.

•

Transactions where all stockholders receive proportional benefits. Any transaction where the related party’s interest arises solely from the ownership of our common stock, and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends).

Great Lakes Dredge & Dock Corporation	55	2023 Proxy Statement

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2022 regarding the number of securities which could be issued upon the exercise of outstanding options, the weighted average exercise price of those options in the 2021 LTIP, and the number of securities then remaining for future issuance under the 2021 LTIP.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN A)
Equity Compensation Plans Approved By Security Holders	1,183,636	(1)	7.61	(2)	2,447,974
Equity Compensation Plans Not Approved By Security Holders	—		—		—
Total:	1,183,636	(1)	7.61	(2)	2,447,974

1.	Includes 1,107,486 shares of common stock issuable pursuant to RSUs under our 2021 plan.
2.	1,107,486 shares of common stock issuable pursuant to RSUs under our 2021 plan are not included in the calculation of weighted average exercise price.

Great Lakes Dredge & Dock Corporation	56	2023 Proxy Statement

Information About the Annual Meeting and Voting

VIRTUAL ATTENDANCE

A live audio webcast of the meeting will be available to stockholders and online access with be available beginning on May 3, 2023 at 12:30 p.m. CDT at www.virtualshareholdermeeting.com/GLDD2023. We encourage you to access the Annual Meeting prior to the start time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform login page.

To participate virtually in the Annual Meeting, including voting your shares electronically and submission of questions, you will need the 16-digit control number included on your proxy card or on your Notice. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.

Beginning 15 minutes prior to the meeting start time and throughout the meeting, you will be able to vote and submit questions to management through the virtual meeting website at: www.virtualshareholdermeeting.com/GLDD2023. Management will try to respond to questions from stockholders in the same way as the in-person option of the meeting. We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit or reject redundant questions or questions that we deem inappropriate. Stockholders will be limited to one question each, unless time otherwise permits.

Great Lakes’ tabulator, Broadridge Financial Solutions, Inc., will count the votes. A representative of Great Lakes’ Legal Department will act as inspector of election at the meeting. If you plan to attend the Annual Meeting and vote your street name shares online, you should contact your broker or obtain a broker’s proxy card and bring it to the Annual Meeting.

SHARES ENTITLED TO VOTE

Only stockholders of record of our common stock, par value $0.0001 per share, at the close of business on the record date will be entitled to vote at the 2023 Annual Meeting. As of the record date, there were a total of 66,333,514 shares of our common stock outstanding, each share being entitled to one vote. There is no cumulative voting.

A list of stockholders entitled to notice of, and to vote at, the 2023 Annual Meeting of Stockholders and any adjournments or postponements thereof will be available for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact our Corporate Secretary by writing to our principal executive office.

QUORUM REQUIREMENT

The presence at the 2023 Annual Meeting, online or by proxy, of the holders of a majority of the shares of our outstanding common stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, holders of a majority of shares of our outstanding common stock entitled to vote at the Annual Meeting and present will have the power to adjourn the Annual Meeting without notice, other than the announcement at the Annual Meeting of such adjournment, until a quorum shall be present.

Even if you plan to attend the Annual Meeting, in order to ensure the presence of a quorum at the Annual Meeting, please vote your shares in accordance with the instructions described below. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

BENEFICIAL OWNERS

If you are the registered holder of shares, then you are the record holder of those shares, and you should vote your shares as described in the next section.

If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as being held in “street name,” and you, as the beneficial owner of those shares, do not appear in our stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us as to how many of their clients own common stock in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials from your broker, including a voting instruction form, you should vote your shares by following the procedures specified on the voting instruction form. Shortly before the Annual Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the Annual Meeting and vote your street name shares online, you should contact your broker to obtain a broker’s proxy card and bring it to the Annual Meeting.

DISCRETIONARY VOTING BY BROKERS

Under current rules governing registered brokers, if you do not instruct your broker on how to vote, your broker will have discretionary voting power for ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2), but would not have discretionary voting power for the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) and the advisory vote on how frequently stockholders of the Company will be entitled to an advisory vote on executive compensation (Proposal 4).

HOW TO VOTE

You can vote at the virtual Annual Meeting or in advance of the Annual Meeting by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always attend the Annual Meeting and revoke your proxy by voting online.

Great Lakes Dredge & Dock Corporation	57	2023 Proxy Statement

There are three ways to vote by proxy:

•	By Telephone – You can vote by touch-tone telephone by calling toll-free 1-800-690-6903 and following the instructions on our proxy card or the Notice;
•	By Internet – You can vote by internet by going to the website www.proxyvote.com and following the instructions on our proxy card or the Notice; or
•

By Mail – If you have requested or receive paper copies of our proxy materials by mail, you can vote by mail by completing, signing, dating and mailing our enclosed proxy card in the pre-addressed, postage-paid envelope provided.

Votes submitted by telephone or electronically over the internet must be received by 11:59 p.m., Eastern Time, on May 3, 2023.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may:

•	vote FOR the election of one or more director nominees; or
•	WITHHOLD authority to vote for one or more director nominees.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022, the approval of the non-binding resolution to approve the Company’s executive compensation.

VOTES BY PROXY

All shares that have been properly voted by proxy and not revoked will be voted at the Annual Meeting in accordance with the instructions contained in the proxy. Shares represented by proxy cards that are signed and returned but do not contain any voting instructions will be voted consistent with the Board’s recommendations:

•	(Proposal 1) FOR the election of all director nominees named in the Proxy Statement;
•	(Proposal 2) FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023;

•	(Proposal 3) FOR the approval, on an advisory basis, of the Company’s executive compensation;
(Proposal 4) ONE YEAR as the frequency of the advisory vote on executive compensation;
•	In the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting.

HOW TO REVOKE YOUR VOTE

A stockholder may revoke a proxy at any time prior to its exercise:

•	by giving to our Corporate Secretary a written notice of revocation of the proxy’s authority, such notice to be delivered to our principal executive office;
•	by submitting a duly executed proxy bearing a later date; or
•	by attending the virtual 2023 Annual Meeting at www.virtualshareholdermeeting.com/GLDD2023 and voting.

A stockholder may also revoke a proxy at any time prior to its exercise by telephone or electronically over the internet provided that it must be received by 11:59 p.m., Eastern Time, on May 2, 2023:

•	by calling toll-free 1-800-690-6903; or
•	by visiting the website www.proxyvote.com.

VOTE NECESSARY TO APPROVE PROPOSALS

PROPOSAL 1: The nominees for director for a three-year term will be elected provided that they receive the affirmative vote of a plurality of shares present at the Annual Meeting and entitled to vote thereon. This means that, if a quorum is present, the three persons receiving the greatest numbers of votes at the Annual Meeting will be elected to serve as directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.

Great Lakes Dredge & Dock Corporation	58	2023 Proxy Statement

PROPOSAL 2: Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2023, provided the proposal receives the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal.

PROPOSAL 3: The advisory resolution to approve the compensation of our named executive officers will be approved provided the proposal receives the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. Although the outcome of this advisory vote on the compensation of our named executive officers in non-binding, the Compensation Committee and our Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

PROPOSAL 4: The advisory vote on executive compensation once every one, two or three years that receives the highest number of votes will be deemed the choice of stockholders. Abstentions and broker non-votes are not counted for purposes of determining which choice has been made. Although the outcome of this advisory vote as to the frequency of the advisory vote on executive compensation is non-binding, the Compensation Committee and our Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Great Lakes Dredge & Dock Corporation	59	2023 Proxy Statement

Other Matters

OTHER BUSINESS AT THE ANNUAL MEETING

The Board of Directors knows of no other matters that will be presented for consideration at the 2023 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

PROPOSALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to federal securities laws, any proposal by a stockholder proposed to be included in our Proxy Statement for the 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”) must be received at our principal executive office at 9811 Katy Freeway, Suite 1200, Houston, TX 77024, no later than November 25, 2023. Proposals should be sent to the attention of our Corporate Secretary at our principal executive office. Pursuant to our Bylaws, in order for a stockholder’s nominee for election as a director or any other business to be properly brought before the 2024 Annual Meeting, the stockholder must give written notice of such stockholder’s intent to bring a matter before the 2024 Annual Meeting no earlier than November 25, 2023, and no later than December 25, 2023. If the 2024 Annual Meeting is called for a date that is not within 60 days of the anniversary of the 2023 Annual Meeting, written notice of such stockholder’s intent to bring a matter before the 2024 Annual Meeting must be received not earlier than 120 days prior to such 2024 Annual Meeting date and not later than the close of business on the later of the 90th day prior to such 2024 Annual Meeting date or the 10th day following the date on which the first public disclosure of the date of the 2024 Annual Meeting is made. Each such notice should be sent to the attention of our Corporate Secretary at our principal executive office, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 4, 2024.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice, or if you requested paper copies, one copy of our Proxy Statement and 2022 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you contact the Broadridge Householding Department at the following address or phone number:

Broadridge Financial Solutions, Inc.

Householding Department

51 Mercedes Way, Edgewood, New York 11717

1-800-542-1061

If you want to receive separate copies of Notices of Internet Availability, or paper copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder, or you may contact Broadridge at the address and phone number shown.

SOLICITATION OF PROXIES

We will bear the costs and expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and will reimburse brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers and employees without additional compensation being paid to these persons.

By Order of the Board of Directors,

Vivienne Schiffer

Corporate Secretary

March 24, 2023

Great Lakes Dredge & Dock Corporation	60	2023 Proxy Statement

APPENDIX A

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

We report our financial results in conformity with U.S. generally accepted accounting principles (“GAAP”). We use certain non-GAAP financial measures as part of our compensation program, including Adjusted EBITDA.

In our “Compensation Discussion and Analysis” (“CD&A”) on page 25, we include information regarding notable financial achievements in 2022, including a non-GAAP measure, Adjusted EBITDA. In our CD&A on page 25, we include our performance targets based on 2022 Adjusted EBITDA, as compared to our 2021 financial results for those measures. We provide below a reconciliation for each of these 2022 measures.

We use non-GAAP performance measures in our compensation program because we believe growth in these measures is important to the Company’s short and long-term success. Our non-GAAP financial measures should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting the usefulness of the measure for comparisons with other companies.

ADJUSTED EBITDA RECONCILIATION ($ IN THOUSANDS)	TWELVE MONTHS ENDED DECEMBER 31, 2022 ($)	TWELVE MONTHS ENDED DECEMBER 31, 2021 ($)
Net income (loss)	(34,055)	49,432
Adjusted for:
Interest expense—net	14,108	21,601
Income tax provision	(9,360)	13,391
Depreciation expense	46,273	43,016
Adjusted EBITDA	16,966	127,440

Great Lakes Dredge & Dock Corporation	61	2023 Proxy Statement

Spider Barge #175 loading sand, cooper marl, and rock from the Dredge Texas on the Charleston, South Carolina deepening project. Caminada Marsh project for the Louisiana Coastal Protection and Restoration Authority under construction. This project ultimately created 875 acres of marsh on the inland side of Fourchon Beach, Louisiana between Port Fourchon and Grand Isle. Cutter Suction Dredge Illinois dredging Fire Island Inlet, New York. GREAT LAKES DREDGE & DOCK CORPORATION 9811 Katy Freeway Suite 1200 Houston, TX 77024 346-359-1010 gldd.com info@gldd.com 2023 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE w GREAT LAKES DREDGE & DOCK CORPORATION VOTE BY INTERNET C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above PO BOX 1342 Use the Internet to transmit your voting instructions and for electronic delivery of information. BRENTWOOD, NY 11717 Vote by 11:59 P.M. ET on May 2, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GLDD2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you canconsent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 2, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have providedor return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS V01590-P87551 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GREAT LAKES DREDGE & DOCK CORPORATION 1.Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: ForWithhold 1a. Elaine J. Dorward-King !! 1b. Ryan J. Levenson !! 2.To ratify Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023. The Board of Directors recommends you vote FOR proposals 2 and 3. For! Against ! Abstain ! 3.To approve, on a non-binding advisory basis, the Company's executive compensation. 4. To conduct an advisory vote on the frequency of an advisory vote on executive compensation. The Board of Directors recommends you vote "ONE YEAR" on the following proposal 4. One Year! Two Years! ! Three Years! ! Abstain! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Date Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V01591-P87551 GREAT LAKES DREDGE & DOCK CORPORATION Annual Meeting of Stockholders May 3, 2023 at 1:00 P.M., Central Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Great Lakes Dredge & Dock Corporation hereby constitute and appoint Lasse J. Petterson and Vivienne R. Schiffer, each of them acting singly, as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the 2023 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation, referred to as the “Company,” to be held virtually at www.virtualshareholdermeeting.com/GLDD2023 on Wednesday, May 3, 2023 at 1:00 P.M., Central Time, and at any postponements or adjournments thereof, the number of votes the undersigned would be entitled to cast if present. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND "ONE YEAR" ON PROPOSAL 4. (Continued and to be signed on reverse side)